                        MORTGAGE LOAN PURCHASE AGREEMENT

                  This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of November 1, 2001, between National Consumer Cooperative Bank, a federally chartered corporation ("NCB"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation ("CSFB Mortgage Securities"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").

                                    RECITALS

                  NCB desires to sell, assign, transfer, set over and otherwise convey to CSFB Mortgage Securities, without recourse, and CSFB Mortgage Securities desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (collectively, the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A, as such schedule may be amended from time to time pursuant to the terms hereof.

                  CSFB Mortgage Securities intends to create a trust (the "Trust"), the primary assets of which will be a segregated pool of multifamily and commercial mortgage loans that includes the Mortgage Loans. Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc. (together, the "Rating Agencies"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing Agreement dated as of November 12, 2001 (the "Pooling and Servicing Agreement"), among CSFB Mortgage Securities as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as master servicer and special servicer of non-residential cooperative mortgage loans, National Consumer Cooperative Bank, as master servicer and special servicer of residential cooperative mortgage loans, and Wells Fargo Bank Minnesota, N.A., as trustee. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that CSFB Mortgage Securities will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

                  CSFB Mortgage Securities intends to sell certain classes of the Certificates (collectively, the "Publicly Offered Certificates") to Credit Suisse First Boston Corporation ("CSFB Corporation") and the other underwriters named in the Underwriting Agreement (as defined below) (collectively in such capacity, the "Underwriters"), pursuant to an underwriting agreement dated as of November 1, 2001 (the "Underwriting Agreement), between CSFB Mortgage Securities and CSFB Corporation as representative of the Underwriters, and CSFB Mortgage Securities intends to sell certain classes of the remaining Certificates (the "Privately Offered Certificates") to CSFB Corporation, pursuant to a certificate purchase agreement dated as of the date hereof (the "Certificate Purchase Agreement"), between CSFB Mortgage Securities and the CSFB Corporation. The Publicly Offered are more fully described in a prospectus dated October 22, 2001 (the "Basic Prospectus"), and the supplement to the Basic Prospectus dated November 1, 2001 (the "Prospectus Supplement" and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented at any time hereafter. The Privately Offered Certificates are more fully described in a confidential offering circular dated

November 1, 2001 (the "Confidential Offering Circular"), as it may be amended or supplemented at any time hereafter.

                  NCB will indemnify CSFB Mortgage Securities, CSFB Corporation, the other Underwriters and certain related parties with respect to the disclosure regarding the Mortgage Loans contained in the Prospectus, the Confidential Offering Circular and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement dated as of November 1, 2001 (the "Indemnification Agreement"), among NCB, CSFB Mortgage Securities and CSFB Corporation, both as a representative of the Underwriters and as initial purchaser of the Privately Offered Certificates.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

                  SECTION 1. Agreement to Purchase. The Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, and the Purchaser agrees to purchase from the Seller, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on November 13, 2001 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on the respective Due Dates for the Mortgage Loans in November 2001 (individually and collectively, the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before the Cut-off Date, whether or not received, of $93,311,315, subject to a variance of plus or minus 5%. The consideration for the Mortgage Loans shall be: (i) cash in the amount of 109.2% of such aggregate principal balance of the Mortgage Loans, together with accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including November 1, 2001 to but not including the Closing Date, which cash amount the Purchaser shall pay to the Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto; and (b) all of the Class A-Y Certificates, which the Purchaser shall deliver in book-entry form, directly or through CSFB Corporation, to the Seller.

                  SECTION 2. Conveyance of the Mortgage Loans.
                             --------------------------------

                  (a) Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof, the Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, all of the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all of the right, title and interest of the Seller in and to the proceeds of any related title, hazard or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans.

                  (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

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                 (c) On or before the Closing Date, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan. In addition, with respect to each Mortgage Loan, as to which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Seller shall cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee the Seller's rights as the beneficiary thereof and drawing party thereunder. The designated recipient of the items described in the second preceding sentence, and the designated beneficiary under each Letter of Credit referred to in the preceding sentence, shall be the Trustee.

                  If the Seller cannot deliver on the Closing Date any original or certified recorded document or original policy of title insurance which is to be delivered as part of the related Mortgage File for any Mortgage Loan solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, then the Seller shall deliver such documents to the Purchaser or its designee, promptly upon the Seller's receipt thereof.

                  In addition, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, on or before the Closing Date, the following items (except to the extent that any of the following items are to be retained by a subservicer that will continue to act on behalf of the Purchaser or its designee): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls (or, in the case of any Mortgage Loans secured by residential cooperative properties, maintenance schedules), third-party underwriting reports, insurance policies, legal opinions, tenant estoppels and any other documents that the Purchaser or its servicing agent reasonably deems necessary to service the subject Mortgage Loan in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File for any Mortgage Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans (provided that the Seller shall not be required to deliver documents or materials prepared by the Seller or its affiliates solely for internal uses); and (ii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans. The designated recipient of the items described in clauses (i) and (ii) of the preceding sentence shall be the applicable Master Servicer.

                  Notwithstanding the foregoing, if the Seller is unable to deliver any Letter of Credit constituting Additional Collateral for any Mortgage Loan then the Seller may, in lieu thereof, deliver on behalf of the related Borrower, to be used for the same purposes as such missing Letter of Credit either: (i) a substitute letter of credit substantially comparable to, but in all cases in the same amount and with the same draw conditions and renewal rights as, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit; or (ii) a cash reserve in an amount equal to the amount of that Letter of Credit. For purposes of the delivery requirements of this Section 2(c), any such substitute letter of credit shall be deemed to be Additional Collateral of the type covered by the first paragraph of this Section 2(c) and any such cash reserve shall be deemed to be reserve funds of the type covered by the third paragraph of this Section 2(c).

                  In connection with the foregoing paragraphs of this Section 2(c), the Seller is a designated recipient, or shall otherwise be the beneficiary, of all certifications relating to the Mortgage Loans made and/or delivered by the Trustee pursuant to Section 2.02(a) and Section 2.02(b) of the Pooling and Servicing Agreement. To the extent that those certifications and/or the related exception reports reflect Document Defects with respect to the Mortgage Loans, those certifications and/or the related exception reports shall constitute notice to the Seller for purposes of Section 5 upon receipt thereof by the Seller.

                  (d) The Seller shall be responsible for all reasonable fees and out-of-pocket costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer. If the Seller receives written notice that any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be; provided that the cost of such preparation shall be borne by the Purchaser if the loss or return is caused by the Purchaser's negligence. The Seller shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents that the Purchaser has been unable to record. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipients of the power of attorney referred to in the preceding sentence shall be the Trustee.

                  (e) The Seller shall, under generally accepted accounting principles ("GAAP"), report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its financial and accounting records to reflect such transfer as a sale (as opposed to a secured loan). Regardless of its treatment of the transfer of the Mortgage Loans to the Purchaser under GAAP, the Seller shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Mortgage Loans have been transferred to the Purchaser and are no longer available to satisfy claims of the Seller's creditors.

                  (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

                  (g) The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement. The Seller shall, within 15 days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule.

                  SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review. The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4 (subject, however, to Section 5(d)).

                  SECTION 4. Representations, Warranties and Covenants of the Seller and the Purchaser.

                  (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1. The Purchaser hereby makes, as of the Closing Date, to and for the benefit of the Seller, each of the representations and warranties set forth in Exhibit B-2.

                  (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, with respect to each Mortgage Loan, each of the representations and warranties set forth in Exhibit C.

                  (c) The Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of CSFB Mortgage Securities only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than the CSFB Mortgage Securities, CSFB Corporation and the other Underwriters) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans. The Seller hereby further represents and warrants, as of the Closing Date, to and for the benefit of CSFB Mortgage Securities only, that:

                  (i) the Seller is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended
                           (the "Securities Act");
                                 --------------

                  (ii) the Seller has no present intent to sell the Class A-Y Certificates;

                  (iii) the Seller (a) will not solicit offers for, or offer or sell, the Class A-Y Certificates by a form of general solicitation or general advertising (as those terms are used in Regulation D promulgated pursuant to the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (b) has solicited and will solicit offers for the Private Certificates only from, and has offered and will offer the Private Certificates only to, (1) persons that it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in accordance with said Rule 144A, (2) persons that are not U. S. persons (as defined in Rule 902 under the Securities Act) and that are located outside the United States, its territories and possessions, in accordance with Rule 903 of Regulation S under the Securities Act, or (3) "accredited investors" as defined in paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act, and/or any entity in which all of the equity owners come within such paragraphs, in transactions which are otherwise exempt from the registration requirements under the Securities Act;

                  (iv) the Seller is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation Section 2510.3-101);

                  (v) the Seller will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Class A-Y Certificates by the Seller;

                  (vi) in connection with any resale of the Class A-Y Certificates, the Seller will comply with any applicable requirements set forth in Section 5.02 of the Pooling and Servicing Agreement; and

                  (vii) the Seller understands that (A) the Class A-Y Certificates have not been and will not be registered under the Securities Act, CSFB Mortgage Securities is not required to so register the Class A-Y Certificates and the Class A-Y Certificates may be resold only if registered pursuant to the provisions of the Securities Act or an exemption from such registration is available, (B) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Class A-Y Certificates, the Class A-Y Certificates will bear a legend to the foregoing effect and (C) the Seller has received a copy of the Pooling and Servicing Agreement and such other information concerning the Class A-Y Certificates from CSFB Mortgage Securities as has been requested by the Seller and is relevant to the Seller's decision to accept the Class A-Y Certificates.

                  (d) The Seller hereby agrees that it shall be deemed to make, as of the date of substitution, to and for the benefit of the Purchaser, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Defective Mortgage Loan (as defined in Section 5(a) hereof), pursuant to Section 5(a) of this Agreement, each of the representations and warranties set forth in Exhibit C (references therein to "Closing Date" being deemed to be references to the "date of substitution", references therein to "Cut-off Date" being deemed to be references to the "most recent Due Date for the subject Replacement Mortgage Loan on or before the date of substitution" and references to "November 2001" and "October 2001" being deemed to be references to the "month of substitution" and the "month preceding the month of substitution", respectively). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

                  (e) It is understood and agreed that the representations and warranties set forth in this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans remains outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

                  SECTION 5. Notice of Breach; Cure, Repurchase and
Substitution.

                  (a) The Purchaser or its designee shall provide the Seller with written notice of any Material Breach or Material Document Defect with respect to any Mortgage Loan. Within 90 days (or in the case of a Material Document Defect that consists of the failure to deliver a Specially Designated Mortgage Loan Document, 15 days) of the earlier of discovery or receipt of written notice by the Seller that there has been a Material Breach or Material Document Defect with respect to any Mortgage Loan (such 90-day (or, if applicable, 15-day) period, the "Initial Resolution Period"), the Seller shall, subject to Section 5(b) and Section 5(c) below, (i) correct or cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase the Mortgage Loan affected by such Material Breach or Material Document Defect, as the case may be (such Mortgage Loan, a "Defective Mortgage Loan"), at the related Purchase Price, with payment to be made in accordance with the reasonable directions of the Purchaser; provided that if the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof stating (i) that such Material Breach or Material Document Defect, as the case may be, does not relate to whether the Defective Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution), was a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) that such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, (iv) what actions the Seller is pursuing in connection with the cure thereof and (v) that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed the applicable Resolution Extension Period (as defined below), then the Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such, to repurchase the Defective Mortgage Loan; and provided, further, that, if the Seller's obligation to repurchase any Defective Mortgage Loan as a result of a Material Breach or Material Document Defect arises within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the Defective Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury regulation section 1.860G-2(f)), and if the Defective Mortgage Loan is still subject to the Pooling and Servicing Agreement, the Seller may, at its option, subject to the terms, conditions and limitations set forth in the Pooling and Servicing Agreement, in lieu of repurchasing such Defective Mortgage Loan (but, in any event, no later than such repurchase would have to have been completed), (i) replace such Defective Mortgage Loan with one or more substitute mortgage loans that individually and collectively satisfy the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement, and (ii) pay any corresponding Substitution Shortfall Amount, such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement. Any such repurchase or replacement of a Defective Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or Material Document Defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to a any Mortgage Loan, it will notify the Purchaser.

                  "Resolution Extension Period" shall mean:
                   ---------------------------

                  (i) for purposes of remediating a Material Breach with respect to any Mortgage Loan, 90 days;

                  (ii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is and remains a Performing Mortgage Loan throughout the applicable Initial Resolution

                           Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (A) the 90th day following the end of such Initial Resolution Period and (B) the 45th day following the Seller's receipt of written notice from the Purchaser or its designee of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

                  (iii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Performing Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the earlier of (A) the end of such Initial Resolution Period and (B) the Seller's receipt of written notice from the Purchaser or its servicing agent of the occurrence of such Servicing Transfer Event; and

                  (iv) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero (-0-) days, provided that, if the Seller did not receive written notice from the Purchaser or its servicing agent of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event will be deemed to have occurred during such Initial Resolution Period and clause (iii) of this definition will be deemed to apply;

provided that, except as otherwise set forth in the following two provisos, there shall be no Resolution Extension Period in respect of a Material Document Defect involving a Specially Designated Mortgage Loan Document; and provided, further, that if a Material Document Defect exists with respect to any Mortgage Loan, if such Mortgage Loan is then subject to the Pooling and Servicing Agreement, and if the Seller escrows with the applicable Master Servicer, prior to the end of the Initial Resolution Period and any Resolution Extension Period otherwise applicable to the remediation of such Material Document Defect without regard to this proviso, cash in the amount of the then Purchase Price for such Mortgage Loan and subsequently delivers to the applicable Master Servicer, on a monthly basis, such additional cash as may be necessary to maintain a total escrow equal to the Purchase Price for such Mortgage Loan as such price may increase over time (the total amount of cash delivered to the applicable Master Servicer with respect to any Mortgage Loan as contemplated by this proviso or the immediately following proviso, the "Purchase Price Security Deposit"), then the Resolution Extension Period applicable to the remediation of such Material Document Defect shall be extended until the earliest of (i) the second anniversary of the Closing Date, (ii) the date on which such Mortgage Loan is no longer outstanding and part of the Trust Fund and (iii) if such Mortgage Loan becomes a Specially Serviced Mortgage Loan under the Pooling and Servicing Agreement, the date, if any, on which the applicable Special Servicer determines in its reasonable, good faith judgment that such Material Document Defect will materially interfere with or delay the realization against the related Mortgaged Property or materially increase the cost thereof; and provided, further, that if the Material Document Defect referred to in the preceding proviso consists of a failure to deliver a Specially Designated Mortgage Loan Document, and if the Seller delivers to the applicable Master Servicer a Purchase Price Security Deposit equal to 25% of the outstanding principal balance of the subject Mortgage Loan, then the Resolution Extension Period applicable to the remediation of such Material Document Defect shall be extended to the 15th day following the end of the applicable Initial Resolution Period.

                  The Purchaser or its designee shall establish, and maintain any Purchase Price Security Deposit delivered to it with respect to any Mortgage Loan in, one or more accounts (individually and collectively, the "Purchase Price Security Deposit Account") and shall be entitled to make withdrawals from such account(s) for the following purposes: (i) to cover any costs and expenses resulting from the applicable Material Document Defect; (ii) upon any discounted payoff or other liquidation of such Mortgage Loan, to cover any Realized Loss related thereto; and (iii) if the Seller so directs, or if the balance on deposit in the Purchase Price Security Deposit Account declines, and for 45 days remains, below the Purchase Price for such Mortgage Loan (except where a Purchase Price Security Deposit equal to 25% of the outstanding principal balance of the subject Mortgage Loan is permitted to be delivered in order to obtain a 15-day Resolution Extension Period with respect to the failure to deliver a Specially Designated Mortgage Loan Document), or if such Material Document is not remedied on or before the second anniversary of the Closing Date, or if such Mortgage Loan becomes a Specially Serviced Mortgage Loan under the Pooling and Servicing Agreement and the applicable Special Servicer determines in its reasonable, good faith judgment that such Material Document Defect will materially interfere with or delay the realization against the related Mortgaged Property or materially increase the cost thereof, to apply the Purchase Price Security Deposit to a full or partial, as applicable, payment of the Purchase Price for such Mortgage Loan (with the Seller to pay any remaining balance of such Purchase Price). The Seller may obtain a release of the Purchase Price Security Deposit for any Mortgage Loan (net of any amounts payable therefrom as contemplated by the prior sentence) upon such Mortgage Loan's being paid in full or otherwise satisfied, liquidated or removed from the Trust Fund or upon the subject Material Document Defect's being remedied in all material respects and all associated fees and expenses being paid in full. The Seller may direct the Purchaser or its designee to invest or cause the investment of the funds deposited in any Purchase Price Security Deposit Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Master Servicer Remittance Date. The Purchaser or its designee shall act upon the written instructions of the Seller with respect to the investment of funds in any Purchase Price Security Deposit Account in such Permitted Investments, provided that in the absence of appropriate written instructions from the Seller, the Purchaser shall have no obligation to invest or direct the investment of funds in such Purchase Price Security Deposit Account. All income and gain realized from the investment of funds deposited in any Purchase Price Security Deposit Account shall be for the benefit of the Seller and shall be withdrawn by the Purchaser or its designee and remitted to the Seller on each Master Servicer Remittance Date (net of any losses incurred and any deposits required to be made by the Seller as contemplated by the second proviso to the prior paragraph), and the Seller shall remit to the Purchaser from the Seller's own funds for deposit into such Purchase Price Security Deposit Account the amount of any realized losses (net of realized gains) in respect of such Permitted Investments immediately upon realization of such net losses and receipt of written notice thereof from the Purchaser; provided that the Seller shall not be required to make any such deposit for any realized loss which is incurred solely as a result of the insolvency of the federal or state depository institution or trust company that holds such Purchase Price Security Deposit Account. Neither the Purchaser nor any of its designees shall have any responsibility or liability with respect to the investment directions of the Seller, the investment of funds in any Purchase Price Security Deposit Account in Permitted Investments or any losses resulting therefrom.

                  If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased or replaced by the Seller as contemplated by this Section 5(a), then, prior to the subject repurchase or substitution, the Purchaser or its designee shall use its best efforts, subject to the terms of such Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto (as to each such group, the "Primary Real Property Collateral"); provided that, if the affected Cross-Collateralized Group is then subject to the Pooling and Servicing Agreement, then no such termination shall be affected unless and until the Trustee and the applicable Master Servicer shall have received from the Seller (i) an Opinion of Counsel from independent counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that the Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of terminating the cross-collateralization. All costs and expenses incurred by the Purchaser and its servicing agents pursuant to this paragraph shall be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased or replaced.

                  If the cross-collateralization of any Cross-Collateralized Group of Mortgage Loans cannot be terminated as contemplated by the prior paragraph for any reason (including, but not limited to, the Seller's failure to satisfy any of the conditions set forth in the proviso to the first sentence of the prior paragraph), if the Seller has not elected to purchase the entire affected Cross-Collateralized Group, and if such Cross-Collateralized Group is then subject to the Pooling and Servicing Agreement, then, to the extent that the Seller is required to repurchase or replace any Mortgage Loan in that Cross-Collateralized Group in the manner prescribed above while the Trust continues to hold any other Mortgage Loan in that Cross-Collateralized Group, the Trustee, on behalf of the Trust, and the Seller each hereby agrees to forbear from enforcing any remedies against the other's Primary Real Property Collateral but may exercise remedies against the Primary Real Property Collateral securing the Mortgage Loans in that Cross-Collateralized Group held by it; provided that the Trustee and the applicable Master Servicer shall have received from the Seller an Opinion of Counsel from independent counsel to the effect that (i) the exercise of remedies by the Seller, on the one hand, or the Trust, on the other hand, with respect to the Primary Real Property Collateral securing the respective Mortgage Loan(s) in such Cross-Collateralized Group held by such party would not materially and adversely affect the rights of the other such party to proceed against the Primary Real Property Collateral for the respective Mortgage Loan(s) in such Cross-Collateralized Group held by such other party and (ii) the foregoing arrangement would not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool. Any reserve or other cash collateral or letters of credit securing the subject Cross-Collateralized Group shall be allocated between the Mortgage Loans therein held by the Seller, on the one hand, and the Trust, on the other hand, in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon the outstanding principal balances of their respective Mortgage Loans in such Cross-Collateralized Group. All other terms of the Mortgage Loans in such Cross-Collateralized Group shall remain in full force and effect, without any modification thereof. The Borrowers under the respective Cross-Collateralized Groups of Mortgage Loans are intended third-party beneficiaries of the provision set forth in this paragraph. The provisions of this paragraph may not be modified with respect to any Mortgage Loan in a Cross-Collateralized Group without the related Borrower's consent.

                  If the cross-collateralization of any Cross-Collateralized Group of Mortgage Loans cannot be terminated as contemplated by the second preceding paragraph for any reason (including, but not limited to, the Seller's failure to satisfy any of the conditions set forth in the proviso to the first sentence of the second preceding paragraph) and the forbearance arrangement in respect of such Cross-Collateralized Group cannot be effected as contemplated by the preceding paragraph for any reason (including, but not limited to, the Seller's failure to satisfy any of the conditions set forth in the proviso to the first sentence of the prior paragraph) then the entire Cross-Collateralized Group shall be repurchased or replaced if the subject Material Breach or Material Document Defect, as the case may be, is not remedied in all material respects by the end of the applicable Initial Resolution Period and any applicable Resolution Extension Period.

                  Whenever one or more mortgage loans are substituted by the Seller for a Defective Mortgage Loan as contemplated by this Section 5(a), the Seller shall (i) deliver the related Mortgage File for each such substitute mortgage loan to the Purchaser or its designee (which designee, unless otherwise stated, is the Trustee), (ii) certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement and (iii) send such certification to the Purchaser or its designee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 5(a) if the Defective Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent cure of the relevant Material Breach or Material Document Defect, the Defective Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the Cut-off Date (or, in the case of a Replacement Mortgage Loan, after the date on which it is added to the Trust Fund) and on or prior to the related date of repurchase or replacement, shall belong to the Purchaser. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the related date of repurchase or replacement, shall belong to the Seller.

                  If any Defective Mortgage Loan is to be repurchased or replaced as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and shall forward such amended schedule to the Purchaser.

                  (b) It shall be a condition to any repurchase or replacement of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that the Purchaser (which shall include the Trustee) shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder.

                  (c) If, on or after May 13, 2003, the Seller receives notice of a Material Document Defect with respect to any Mortgage Loan, which Material Document Defect constitutes a Recording Omission, and if such Mortgage Loan is still subject to the Pooling and Servicing Agreement, then the Seller, with the consent of the Controlling Class Representative, which consent may be granted or withheld in its sole discretion, in lieu of repurchasing or replacing such Mortgage Loan (as and to the extent contemplated by Section 5(a) above), but in no event later than such repurchase would have to have been completed, establish a Recording Omission Credit or a Recording Omission Reserve with the applicable Master Servicer. In furtherance of the preceding sentence, the Purchaser or its designee shall establish one or more accounts (individually and collectively, the "Special Reserve Account"), each of which shall be an Eligible Account, and the Purchaser or its designee shall deposit any Recording Omission Reserve into the Special Reserve Account within one Business Day of receipt. The Seller may direct the Purchaser or its designee to invest or cause the investment of the funds deposited in the Special Reserve Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Master Servicer Remittance Date. The Purchaser or its designee shall act upon the written instructions of the Seller with respect to the investment of funds in the Special Reserve Account in such Permitted Investments, provided that in the absence of appropriate written instructions from the Seller, the Purchaser shall have no obligation to invest or direct the investment of funds in such Special Reserve Account. All income and gain realized from the investment of funds deposited in such Special Reserve Account shall be for the benefit of the Seller and shall be withdrawn by the Purchaser or its designee and remitted to the Seller on each Master Servicer Remittance Date (net of any losses incurred), and the Seller shall remit to the Purchaser from the Seller's own funds for deposit into such Special Reserve Account the amount of any realized losses (net of realized gains) in respect of such Permitted Investments immediately upon realization of such net losses and receipt of written notice thereof from the Purchaser; provided that the Seller shall not be required to make any such deposit for any realized loss which is incurred solely as a result of the insolvency of the federal or state depository institution or trust company that holds such Special Reserve Account. Neither the Purchaser nor any of its designees shall have any responsibility or liability with respect to the investment directions of the Seller, the investment of funds in the Special Reserve Account in Permitted Investments or any losses resulting therefrom. A Recording Omission Credit shall (i) entitle the Purchaser or its designee to draw upon the Recording Omission Credit on behalf of the Purchaser upon presentation of only a sight draft or other written demand for payment, (ii) permit multiple draws by the Purchaser or its designee, and (iii) be issued by such issuer and containing such other terms as the Purchaser or its designee may reasonably require to make such Recording Omission Credit reasonably equivalent security to a Recording Omission Reserve in the same amount. Once a Recording Omission Reserve or Recording Omission Credit is established with respect to any Mortgage Loan, the Purchaser or its designee shall, from time to time, withdraw funds from the related Special Reserve Account or draw upon the related Recording Omission Credit, as the case may be, and apply the proceeds thereof to pay the losses or expenses directly incurred by the Purchaser or its designee as a result of a Recording Omission. The Recording Omission Reserve or Recording Omission Credit or any unused balance thereof with respect to any Mortgage Loan will be released to the Seller by the Purchaser upon the earlier of the Seller's cure of all Recording Omissions with respect to such Mortgage Loan (provided that the Purchaser has been reimbursed with respect to all losses and expenses relating to Recording Omissions with respect to such Mortgage Loan) and such Mortgage Loan's no longer being a part of the Trust Fund under the Pooling and Servicing Agreement.

                  (d) It is understood and agreed that the obligations of the Seller set forth in this Section 5 to cure a Material Breach or a Material Document Defect, repurchase or replace the related Defective Mortgage Loan(s) or establish a Recording Omission Credit or a Recording Omission Reserve with respect to the related Defective Mortgage Loan(s), constitute the sole remedies available to the

Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders with respect to a Breach or Document Defect in respect of any Mortgage Loan.

                  (e) If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from the Purchaser or its assignee or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the foregoing provisions of this Section 5, then (provided that (i) the Mortgage Loan is then subject to the Pooling and Servicing Agreement, (ii) the applicable Initial Resolution Period and any applicable Resolution Extension Period has expired and (iii) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan) the applicable Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, while pursuing the repurchase claim, and such action shall not be a defense to the repurchase claim or alter the applicable Purchase Price.

                  If any REO Property in respect of any Mortgage Loan is subject to the Pooling and Servicing Agreement, then the Seller shall be notified promptly and in writing by the applicable Special Servicer of any offer that it receives to purchase such REO Property. Upon the receipt of such notice by the Seller, the Seller shall then have the right to repurchase such REO Property from the Trust at a purchase price equal to the amount of such offer. The Seller shall have three (3) Business Days to purchase such REO Property from the date that it was notified of such offer. The applicable Special Servicer shall be obligated to provide the Seller with any appraisal or other third-party reports relating to such REO Property within its possession to enable the related Mortgage Loan Seller to evaluate such REO Property. Any sale of a Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of any related REO Property, to a Person other than the Seller shall be (i) without recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) without representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such Person.

                  The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the subject Mortgage Loan or REO Property) shall not prejudice any claim of the Trust against the Seller for repurchase of the subject Mortgage Loan or REO Property. The provisions of this Section 5 regarding remedies against the Seller for a Material Breach or Material Document Defect with respect to any Mortgage Loan shall also apply to the related REO Property.

                  If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the subject REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Property or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the amount, if any, by which the applicable Purchase Price exceeds any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller); provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

                  SECTION 6. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley Austin Brown & Wood, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

                  The Closing shall be subject to each of the following conditions:

                  (i) all of the representations and warranties of the Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

                  (ii) all documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such Agreement affects to obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                  (iii) the Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto pursuant to Section 2 of this Agreement;

                  (iv) the result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

                  (v) all other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                  (vi) the Seller shall have received the consideration for the Mortgage Loans, as contemplated by Section 1;

                  (vii) the Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

                  (viii) neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

                  Both parties agree to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

SECTION 7. Closing Documents. The Closing Documents shall consist of the following:

                  (i) this Agreement, duly executed by the Purchaser and the Seller;

                  (ii) each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

                  (iii) an Officer's Certificate substantially in the form of Exhibit D-1A hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which CSFB Mortgage Securities, CSFB Corporation, the other Underwriters and the Rating Agencies (collectively, for purposes of this Section 7, the "Interested Parties") may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Seller authorizing the Seller's entering into the transactions contemplated by this Agreement, and (B) the organizational documents of the Seller;

                  (iv) a Certificate of the Seller substantially in the form of Exhibit D-1B hereto, executed by an executive officer of the Seller on the Seller's behalf and dated the Closing Date, and upon which the Interested Parties may rely;

                  (v) written opinions of Robinson Silverman Pearce Aronsohn & Berman LLP, special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the respective parties to the Pooling and Servicing Agreement, which opinions shall be substantially in the form of Exhibit D-2A and Exhibit D-2B, respectively, hereto;

                  (vi) a letter from Robinson Silverman Pearce Aronsohn & Berman LLP, special counsel for the Seller, dated the Closing Date and addressed to CSFB Mortgage Securities, CSFB Corporation and the other Underwriters, which letter shall be substantially in the form of Exhibit D-2C hereto;

                  (vii) one or more comfort letters from Arthur Andersen LLP, certified public accountants, dated the date of any preliminary Prospectus Supplement and of the Prospectus Supplement, respectively, and addressed to, and in form and substance acceptable to, CSFB Mortgage Securities, CSFB Corporation, the other Underwriters and their respective counsel, stating in effect that, using the assumptions and methodology used by CSFB Mortgage Securities, all of which shall be described in such letters, they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, compared the results of their calculations to the corresponding items in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, and found each such number and percentage set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, to be in agreement with the results of such calculations (the Purchaser acknowledges receipt and satisfactory review of such letter); and

                  (viii) such further certificates, opinions and documents as the Purchaser may reasonably request prior to the Closing Date or any Rating Agency may require and in a form reasonably acceptable to the Purchaser and the Seller.

                  SECTION 8. Costs. Whether or not this Agreement is terminated, the costs and expenses incurred in connection with the transactions herein contemplated shall be allocated as follows: (i) all out-of-pocket and/or internally allocated costs and expenses incurred by the Seller in connection with the transactions herein contemplated, including, without limitation, the fees and disbursements of its counsel, together with all other due diligence and accounting costs and expenses incurred by the Seller or its affiliates and relating to the Mortgage Loans, shall be borne by the Seller; and (ii) all other costs and expenses incurred in connection with the transactions herein contemplated including, without limitation, any and all underwriting and placement fees shall be borne by CSFB Mortgage Securities,

Column Financial, Inc. and KeyBank National Association, in such proportions as they shall mutually agree.

                  SECTION 9. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Purchaser, addressed to the Purchaser at 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Jeffrey Altabef, or such other address as may be designated by the Purchaser to the Seller in writing, or, if to the Seller, addressed to the Seller at 1725 Eye Street, N.W., Washington, D.C. 20006, Attention: Steven Brookner, or such other address as may be designated by the Seller to the Purchaser in writing..

                  SECTION 10. Miscellaneous. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder. Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, the Purchaser shall not consent to any amendment of the Pooling and Servicing Agreement which will increase the obligations of, or otherwise adversely affect, the Seller, without the consent of the Seller.

                  SECTION 11. Characterization. The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law;
(b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of the Mortgage Loans in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by CSFB Mortgage Securities to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest under applicable law; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions, including, without limitation, the filing of UCC financing statements, as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

                  SECTION 13. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 14. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS NEGOTIATED, MADE AND TO BE PERFORMED ENTIRELY IN SAID STATE. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE SELLER AND THE PURCHASER EACH HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                  SECTION 15. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

                  SECTION 16. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto,

CSFB Mortgage Securities is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

                  SECTION 17. Information. The Seller shall provide the Purchaser with such information about the Seller, the Mortgage Loans and the Seller's underwriting and servicing procedures as is (i) customary in commercial mortgage loan securitization transactions, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a public or private disclosure document.

                  SECTION 18. Entire Agreement. Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.

                                      * * *
                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        NATIONAL CONSUMER COOPERATIVE BANK


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        CREDIT SUISSE FIRST BOSTON MORTGAGE
                                        SECURITIES CORP.


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001-CKN5

                                                                             Mortgage                                Cut-off
                                                       Zip     Mortgage        Loan       Fee/         Orginal       Balance
 #   Property Name      Address     City       State  Code    Originator      Seller    Leasehold      Balance         (2)
 -   -------------      -------     ----       -----  -----   ----------     --------   ---------      -------     -----------
1    Ocean Towers    201 Ocean      Santa       CA    90402      NCB            NCB        Fee       $70,000,000   $69,935,028
                     Avenue         Monica

57   Minneola, LLC   34 Watts       New York    NY    10013      NCB            NCB        Fee        $4,500,000    $4,493,316
                     Street

88   790 Greenwich   790 Greenwich  New York    NY    10014      NCB            NCB        Fee        $3,000,000    $2,889,989
     Street          Street and
                     16-18 Bethune
                     Street

90   Sprain          720-740        Yonkers     NY    10710      NCB            NCB       Fee         $2,800,000    $2,780,572
     Associates      Tuckahoe Road

95   2 Commerce      2 Commerce     Bedford     NH    03110      NCB            NCB       Fee         $2,625,000    $2,620,324
     Drive           Drive

110  800 West End    800 West End   New York    NY    10025      NCB            NCB       Fee         $2,000,000    $1,992,205
     Avenue          Avenue
     Corporation

116  DeNault         26006          Mission     CA    92691      NCB            NCB       Fee         $2,000,000    $1,707,227
     Hardware        Marguerite     Viejo
                     Parkway

120  De Nault        31862 Del      San Juan    CA    92674      NCB            NCB       Fee         $1,700,000    $1,622,030
     Family Trust    Obispo Street  Capistrano

143  4345 Webster    4345 Webster   Bronx       NY    10470      NCB            NCB       Fee         $1,000,000    $993,061
     Avenue          Avenue

155  Foursome        17-21 Rich     Mount       NY    10550      NCB            NCB       Fee           $850,000    $805,850
     Associates, LLC Avenue         Vernon

175  Seagull Garden  474 Fulton     Farmingdale NY    11735      NCB            NCB       Fee           $385,000    $377,972
     Apartment       Street
     Owners
     Corporation

176  West 82         172 West 82nd  New York    NY    10024      NCB            NCB       Fee           $330,000    $329,454
     Tenants Realty  Street
     Corporation

177  City Studios,   248 Lafayette  New York    NY    10012      NCB            NCB       Fee           $300,000    $293,100
     Inc.            Street

178  370 9th Street  370 9th Street Brooklyn    NY    11215      NCB            NCB       Fee           $280,000    $277,391
     Corporation

179  219 Clinton     219 Clinton    Brooklyn    NY    11201      NCB            NCB       Fee           $275,000    $267,635
     Street Housing  Street
     Corporation

180  107-38 Owners   107 East 38th  New York    NY    10016      NCB            NCB       Fee           $260,000    $259,213
     Corporation     Street

181  226 West 11th   226 West 11th  New York    NY    10014      NCB            NCB       Fee           $258,000    $257,070
     Owners          Street
     Corporation

183  Main Duane      134-140 Duane  New York    NY    10013      NCB            NCB       Fee           $224,000    $218,985
     Owners          Street
     Corporation

186  286 Pacific     286 Pacific    Brooklyn    NY    11201      NCB            NCB       Fee           $195,000    $194,229
     Street Owners   Street
     Corporation

187  128 Sixth       128 Sixth      Brooklyn    NY    11217      NCB            NCB       Fee           $165,000    $164,375
     Avenue Housing  Avenue
     Corporation

188  264 President   264 President  Brooklyn    NY    11231      NCB            NCB       Fee           $155,000    $152,616
     Apartment       Street
     Corporation

189  233 Court       233 Court      Brooklyn    NY    11201      NCB            NCB       Fee           $150,000    $149,751
     Housing         Street
     Corporation

190  659 DeGraw      659 DeGraw     Brooklyn    NY    11217      NCB            NCB       Fee           $130,000    $129,504
     Housing         Street
     Corporation



191  279 Prospect    279 Prospect   Brooklyn    NY    11238      NCB            NCB       Fee           $120,000    $116,029
     Housing         Place
     Corporation

192  397 7th         397 7th Street Brooklyn    NY    10003      NCB            NCB       Fee           $105,000    $103,039
     Housing
     Corporation

194  90 Sterling     90 Sterling    Brooklyn    NY    11217      NCB            NCB       Fee            $94,000     $92,552
     Place Owners    Place
     Corporation

195  193 Clint       193 Clinton    Brooklyn    NY    11201      NCB            NCB       Fee            $90,000     $88,797
     Housing         Street
     Corporation


                                      A-1





     Initial                   Orig      Rem.               Interest                                                       Servicing
    Interest  Orig    Rem    Term to   Term to             Calculation              First                                     and
      Only    Amort. Amort.  Maturity  Maturity  Interest   (30/360/    Monthly    Payment                      Defeasance  Trustee
 #    Term    Term   Term      (3)       (3)       Rate    Actual/360)  Payment     Date     ARD(4) Defeasance  Provision     Fees
 -    ----    ----   ----    --------  --------  --------  -----------  -------  ----------  ------ ----------  ----------  --------
1      0       480   475      120        115     7.7100%    Actual/360  471,550  07/11/2001   N/A       Yes    Lock/29_Def/  0.1025%
                                                                                                                87_0%/4

57     0       360   358      120        118     6.9000%    Actual/360  29,637   10/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                68_0%/4

88     0       240   218      120        98      8.6000%    Actual/360  26,453   02/01/2000   N/A       Yes    Lock/46_Def/  0.1025%
                                                                                                                70_0%/4



90     0       360   350      120        110     7.9100%    Actual/360  20,584   02/01/2001   N/A       Yes    Lock/47_Def/  0.1025%
                                                                                                                69_0%/4

95     0       360   357      120        117     7.5800%    Actual/360  18,498   09/01/2001   N/A       Yes    Lock/45_Def/  0.1025%
                                                                                                                71_0%/4

110    0       240   238      120        118     6.9000%     30/360     15,386   10/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                68_0%/4


116    0       180   135      180        135     8.0200%    Actual/360  19,136   03/01/1998   N/A        No       N/A        0.1025%



120    0       300   260      120        80      7.6700%    Actual/360  12,751   08/01/1998   N/A        No       N/A        0.1025%


143    0       360   350      120        110     7.9100%    Actual/360  7,352    02/01/2001   N/A       Yes    Lock/47_Def/  0.1025%
                                                                                                                69_0%/4

155    0       300   259      120        79      7.4900%    Actual/360  6,334    07/01/1998   N/A        No      N/A         0.1025%


175    0       180   174      180        174     7.3000%    Actual/360  3,547    06/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                128_0%/4



176    0       360   358      120        118     6.9700%     30/360     2,189    10/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                68_0%/4


177    0       120   116      120        116     7.2500%     30/360     3,522    08/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                68_0%/4

178    0       180   177      180        177     7.2500%     30/360     2,556    09/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                128_0%/4

179    0       180   171      180        171     7.9700%     30/360     2,623    03/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                128_0%/4


180    0       360   356      120        116     7.4500%     30/360     1,809    08/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                68_0%/4

181    0       300   297      120        117     7.2100%     30/360     1,858    09/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                68_0%/4


183    0       120   116      120        116     7.7500%     30/360     2,688    08/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                68_0%/4


186    0       360   355      120        115      7.2400%     30/360     1,329   07/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                68_0%/4


187    0       360   355      120        115      7.4600%     30/360     1,149   07/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                68_0%/4


188    0       180   175      180        175      7.4300%     30/360     1,431   07/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                128_0%/4


189    0       360   358      120        118      6.9600%     30/360      994    10/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                68_0%/4


190    0       360   355      120        115      7.4200%     30/360      902    07/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                68_0%/4




191    0       180   169      180        169      7.9200%     30/360     1,141   01/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                128_0%/4


192    0       180   174      180        174      7.3300%     30/360      963    06/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                128_0%/4


194    0       180   175      180        175      7.4100%     30/360      867    07/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                128_0%/4


195    0       180   175      180        175      8.7300%    Actual/360   905    07/01/2001   N/A       Yes    Lock/48_Def/  0.1025%
                                                                                                                128_0%/4




                                   EXHIBIT B-1

            REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLER

         The Seller hereby represents and warrants that, as of the Closing Date:

         1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the United States.

         2. The execution and delivery by the Seller of, and the performance by the Seller under, this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the consummation by the Seller of the transactions herein contemplated, will not: (a) violate the Seller's organizational documents; or
(b) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

         3. The Seller has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         4. The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

         5. Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         6. The Seller is not in violation of, and its execution and delivery of this Agreement and its performance under and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

         7. There are no actions, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, would

                                      B-1-1
be likely to affect materially and adversely either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

         8. No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

         9. The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

         10. The Mortgage Loans do not constitute all or substantially all of the assets of the Seller.

         11. The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

         12. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

         13. After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

         14. The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

         15. No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

         16. In connection with its transfer of the Mortgage Loans to the Purchaser as contemplated herein, the Seller is receiving new value and consideration constituting at least reasonably equivalent value and fair consideration.

                                      B-1-2

                                   EXHIBIT B-2

          REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER

                  The Purchaser hereby represents and warrants that, as of the Closing Date:

         1. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2. The execution and delivery by the Purchaser of, and the performance by the Purchaser under, this Agreement, and the consummation by the Purchaser of transactions herein contemplated, will not: (a) violate the Purchaser's organizational documents; or (b) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

         3. The Purchaser has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         4. Assuming due authorization, execution and delivery hereof by the Seller, this Agreement constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         5. The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance under and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

         6. There are no actions, suits or proceedings pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Purchaser to perform its obligations hereunder or the financial condition of the Purchaser. In addition, there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser
(a) asserting the invalidity of the Pooling and Servicing Agreement or the Class A-Y Certificates, (b) seeking to prevent the issuance of the Class A-Y Certificates or the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement, or (c) which might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity

                                     B-2-1
or enforceability against the Purchaser of, the Pooling and Servicing Agreement or the Class A-Y Certificates.

         7. Assuming (a) the accuracy of the representations and warranties of the Seller set forth in Section 4(c) of this Agreement and (b) the compliance by the Seller with the requirements of Section 5.02 of the Pooling and Servicing Agreement, no consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

         8. On the Closing Date, the Class A-Y Certificates will have been duly authorized by the Purchaser and, following (a) due execution and authentication thereof by the Trustee on such date, (b) issuance thereof in accordance with the terms of the Pooling and Servicing Agreement and (c) delivery thereof to the Seller, as partial consideration for the Mortgage Loans, pursuant to this Agreement, will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

         9. The Pooling and Servicing Agreement will not be required to be qualified under the Trust Indenture Act of 1939, and the Trust Fund will not, as a result of the transfer of the Class A-Y Certificates as contemplated by this Agreement, be required to be registered under the Investment Company Act of 1940, as amended.

         10. At the time of the execution and delivery of the Pooling and Servicing Agreement, the Purchaser (a) will convey to the Trustee, or cause to be conveyed to the Trustee, all of the Purchaser's right, title and interest in and to the Mortgage Loans and the loans being transferred to the Trustee pursuant to the Pooling and Servicing Agreement (such others loans, the "Other Loans"), free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens") granted by or imposed upon the Purchaser, (b) will not have assigned to any other person any of its right, title or interest in the Mortgage Loans, the Other Loans or the Class A-Y Certificates, and (c) will have the power and authority to transfer or cause the transfer of the Mortgage Loans and the Other Loans to the Trustee and to transfer the Class A-Y Certificates to the Seller.

         11. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired ownership of all of the Purchaser's right, title and interest in and to the Mortgage Loans and the Other Loans, and upon delivery to the Seller of the Class A-Y Certificates pursuant hereto, the Seller will have good title to the Class A-Y Certificates, free of Liens granted by or imposed upon the Purchaser.

         12. Upon sale of Certificates representing at least 10% of the total principal balance of all the Certificates to unaffiliated third parties, the Purchaser will, under generally accepted accounting principles, report the transfer of the Mortgage Loans and the Other Loans to the Trustee in exchange for the Certificates and the transfer of the Class A-Y Certificates to the Seller pursuant to this Agreement as a sale of the interest in the Mortgage Loans and the Other Loans evidenced by the Class A-Y Certificates.

                                     B-2-2

         13. Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement and the Class A-Y Certificates payable by the Purchaser (other than income taxes) have been paid or will be paid at or prior to the Closing Date.

         14. Assuming (a) the accuracy of the representations and warranties of the Seller set forth in Section 4(c) of this Agreement and (b) the compliance by the Seller with the requirements of Section 5.02 of the Pooling and Servicing Agreement, the transfer of the Class A-Y Certificates to the Seller in the manner contemplated hereby is exempt from registration under the Securities Act.

         15. Assuming (a) the accuracy of the representations and warranties of the Seller set forth in Section 4(c) of this Agreement and (b) the compliance by the Seller with the requirements of Section 5.02 of the Pooling and Servicing Agreement, the Purchaser has not offered or sold, and will not offer or sell, any Class A-Y Certificates or any other security in any manner that would render the transfer of the Class A-Y Certificates hereunder a violation of the Securities Act or any state securities or "Blue Sky" laws or require registration or qualification pursuant thereto, nor has it authorized, nor will it authorize, any person to act in such manner.

         16. When the Class A-Y Certificates are issued pursuant to the Pooling and Servicing Agreement and delivered pursuant to this Agreement, the Class A-Y Certificates will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or quoted in a U.S. automated inter-dealer quotation system.

         17. Within the preceding six months, neither the Purchaser nor any other person acting on behalf of the Purchaser has offered or sold to any person any securities (in addition to the Certificates) that would be considered part of the offering of the Class A-Y Certificates within the meaning of Rule 502 under the Securities Act. The Purchaser will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States, its territories and possessions, or to any U.S. person (as defined in Rule 902 under the Securities Act) of any securities substantially similar to the Class A-Y Certificates issued by the Purchaser, within six months subsequent to the Closing Date, is made under restrictions and/or other circumstances reasonably designed not to effect the status of any offer or resale of the Class A-Y Certificates in the United States, its territories and possessions, and to U.S. persons as transactions exempt from the registration provisions of the Securities Act.




                                     B-2-3

                                    EXHIBIT C

        REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE MORTGAGE LOANS

         For purposes of these representations and warranties, the phrases "to the knowledge of the Seller" or "to the Seller's knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf regarding the matters referred to, in each case: (i) after the Seller's having conducted such inquiry and due diligence into such matters as would be customarily performed by prudent institutional commercial or multifamily, as applicable, mortgage lenders, and in all events as required by the Seller's underwriting standards, at the time of the Seller's origination or acquisition of the particular Mortgage Loan; and
(ii) subsequent to such origination, utilizing the servicing and monitoring practices customarily utilized by prudent commercial mortgage loan servicers with respect to securitizable commercial or multifamily, as applicable, mortgage loans. Also for purposes of these representations and warranties, the phrases "to the actual knowledge of the Seller" or "to the Seller's actual knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf without any express or implied obligation to make inquiry. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge and the actual knowledge of the Seller. Wherever there is a reference to receipt by, or possession of, the Seller of any information or documents, or to any action taken by the Seller or not taken by the Seller or its agents or employees, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the not taking such action by, either of the Seller or any servicer acting on its behalf.

         The Seller hereby represents and warrants with respect to the Mortgage Loans that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, and subject to Section 18 of this Agreement:

         1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is true, complete (in accordance with the requirements of this Agreement and the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement and as of the respective Due Dates for the Mortgage Loans in November 2001.

         2. Ownership of Mortgage Loans. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to sell, transfer and assign each Mortgage Loan to, or at the direction of, the Purchaser free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances (except for certain servicing rights described on Schedule C-42 hereto or otherwise contemplated by this Agreement or the Pooling and Servicing Agreement). Subject to the completion of the names and addresses of the assignees and endorsees and any missing recording information in all instruments of transfer or assignment and endorsements and the completion of all recording and filing contemplated hereby and by the Pooling and Servicing Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance (except for certain servicing rights described on Schedule C-42 hereto or otherwise contemplated by this Agreement or the Pooling and Servicing Agreement). The sale of the

Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Purchaser or its designee and each such endorsement is genuine.

         3. Payment Record. No scheduled payment of principal and interest due under any Mortgage Loan on the Due Date in October 2001 and on any Due Date in the twelve-month period immediately preceding the Due Date for such Mortgage Loan in October 2001 was 30 days or more delinquent, without giving effect to any applicable grace period.

         4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for the following (collectively, the "Permitted Encumbrances"): (a) the lien for current real estate taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 8 below); (c) exceptions and exclusions specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 8 below); (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 8 below); and (g) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group. With respect to each Mortgage Loan, such Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property or the ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan. If the related Mortgaged Property is a residential cooperative property, then the related Mortgage is superior to any lien against the related Mortgaged Property securing any and all other debts of and to the subject cooperative entity. The related assignment of the Mortgage for each Mortgage Loan, executed and delivered in favor of the Trustee, is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

         5. Assignment of Leases. The Mortgage File contains an assignment of leases and rents (an "Assignment of Leases"), either as a separate instrument or incorporated into the related Mortgage, which establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein, except that a license may have been granted to the related Borrower to exercise certain rights and perform certain obligations of the lessor under the relevant lease or leases, including, without limitation, the right to operate the related leased property; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee.

         6. Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part. Except as described on Schedule C-6 hereto, no alterations, waivers, modifications or assumptions of any kind have been given, made or consented to by or on behalf of the Seller since [SPECIFY DATE AS OF WHICH MORTGAGE FILES WERE DELIVERED TO B-PIECE BUYER]. The Seller has not taken any affirmative action that would cause the representations and warranties of the related Borrower under the Mortgage Loan not to be true and correct in any material respect.

         7. Condition of Property; Condemnation. In the case of each Mortgage Loan, except as set forth on Schedule C-7A or in an engineering report prepared in connection with the origination of such Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, in good repair, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance); provided that, if no engineer or architect physically visited the related Mortgaged Property in connection with preparing and delivering such engineering report, then the representation and warranty made in this sentence shall not be qualified by "to the Seller's knowledge". As of origination of such Mortgage Loan there was no proceeding pending, and subsequent to such date, the Seller has not received actual notice of, any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan. If any of the engineering reports referred to above in this Paragraph 7 revealed any material damage or material deferred maintenance, then one of the following is true: (a) the repairs and/or maintenance necessary to correct such condition have been completed in all material respects; (b) an escrow of funds is required or a letter of credit was obtained in an amount reasonably estimated to be sufficient to complete the repairs and/or maintenance necessary to correct such condition; or (c) the reasonable estimate of the cost to complete the repairs and/or maintenance necessary to correct such condition represented no more than 2% of the value of the related Mortgaged Property as reflected in an appraisal conducted in connection with the origination of the subject Mortgage Loan. As of the date of the origination of each Mortgage Loan, except as set forth on Schedule C-7B: (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and (b) no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below.

         8. Title Insurance. The lien of each Mortgage securing a Mortgage Loan is insured by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") (except that if such policy is yet to be issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment in either case marked as binding and countersigned by the title company or its authorized agent, either on its face or by an acknowledged closing instruction or escrow letter) in the original principal amount of such Mortgage Loan after all advances of principal, insuring the originator of the related Mortgage Loan, its successors and assigns (as the sole insured) that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, the Seller has made no claims thereunder and, to the Seller's actual knowledge, no prior holder of the related Mortgage has made any claims thereunder and no claims have been paid thereunder. The Seller has not, and to the Seller's actual knowledge, no prior holder of the related Mortgage has, done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of the Purchaser in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), (a) access to a public road, and (b) that the area shown on the survey, if any, reviewed or prepared in connection with the origination of the related Mortgage Loan is the same as the property legally described in the related Mortgage.

         9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. If the related Mortgage Loan Documents include any requirements regarding (a) the completion of any on-site or off-site improvements and (b) the disbursement of any funds escrowed for such purpose, and if those requirements were to have been complied with on or before the Closing Date, then such requirements have been complied with in all material respects or such funds so escrowed have not been released except to the extent specifically provided by the related Mortgage Loan Documents.

         10. Mortgage Provisions. The Mortgage Note, Mortgage and Assignment of Leases for each Mortgage Loan, together with applicable state law, contains customary and, subject to the exceptions set forth in Paragraph 13 below, enforceable provisions for commercial Mortgage Loans such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

         11. Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Seller, the Depositor or any transferee thereof except for such fees and expenses (all of which are the obligation of the related Borrower under the related Mortgage Loan Documents) as would be payable in connection with a trustee's sale after default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan.

         12. Environmental Conditions. Except in the case of the Mortgaged Properties identified on Schedule C-12(Ab/LBP) (as to which properties the only environmental investigation conducted in connection with the origination of the related Mortgage Loan related to asbestos-containing materials and lead-based paint) and Schedule C-12(TS) (as to which a transaction screen meeting the requirements of the American Society for Testing and Materials (a "Transaction Screen") was performed), (a) an environmental site assessment meeting the requirements of the American Society for Testing and Materials and covering all environmental hazards typically assessed for similar properties including use, type and tenants of the Mortgaged Property ("Environmental Report"), or an update of such an assessment, was performed by a licensed (to the extent required by applicable state law) environmental consulting firm with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and, except with respect to the Mortgaged Properties identified on Schedule C-12(NU), thereafter updated such that, except as set forth on Schedule C-12(OLD), such Environmental Report is dated no earlier than twelve months prior to the Closing Date, (b) a copy of each such Environmental Report has been delivered to the Purchaser, and (c) either: (i) no such Environmental Report provides that as of the date of the report there is a material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then, except as described on Schedule C-12(MV), one or more of the following are true--(A) one or more parties not related to or including the related Borrower and collectively having financial resources reasonably estimated to be adequate to cure the subject violation in all material respects, were identified as the responsible party or parties for such condition or circumstance and such condition or circumstance does not materially impair the value of the Mortgaged Property, (B) the related Borrower was required to provide additional security reasonably estimated to be adequate to cure the subject violation in all material respects and/or to obtain an operations and maintenance plan, (C) the related Borrower, or other responsible party, provided a "no further action" letter or other evidence reasonably acceptable to a reasonably prudent commercial mortgage lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation,
(E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related Mortgaged Property is identified on Schedule C-12(EI) and insured under a policy of insurance subject to reasonable per occurrence and aggregate limits and a reasonable deductible, against certain losses arising from such circumstances and conditions or (H) a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation. To the Seller's actual knowledge, there are no significant or material circumstances or conditions with respect to any Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to the Seller in connection with the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage Loan Documents for each Mortgage Loan require the related Borrower to comply in all material respects with all applicable federal, state and local environmental laws and regulations. The Seller has not taken any affirmative action which would cause the Mortgaged Property securing any Mortgage Loan not to be in compliance with all federal, state and local laws pertaining to environmental hazards. Each Borrower represents and warrants in the related Mortgage Loan documents generally to the effect that, except as set forth in certain specified environmental reports and to the Borrower's knowledge, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. Unless the related Mortgaged Property is identified on Schedule C-12(EI), the related Borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan, generally including any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind or nature whatsoever (including without limitation, attorneys' fees and expenses) paid, incurred or suffered by or asserted against, any such party resulting from such breach.

         13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower, or any guarantor of non-recourse exceptions and environmental liability, with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no right of rescission, offset, abatement, diminution or valid defense or counterclaim available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby. The Seller has no actual knowledge of any such rights, defenses or counterclaims having been asserted.

         14. Insurance. Except in certain cases, where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, and except as otherwise set forth on Schedule C-14(a), all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance policy included within the classification "All Risk of Physical Loss" insurance (or the equivalent) policy in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Except in the case of the Mortgaged Properties identified on Schedule C-14(b) hereto, each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income). If, based solely on a flood zone certification or a survey of the related Mortgaged Property, any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area") and flood insurance was available, then a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis, (2) the outstanding principal balance of such Mortgage Loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program. All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without ten (10) days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured and, to the Seller's actual knowledge, all such insurance is in full force and effect. Each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders for similar properties and seismic insurance to the extent any Mortgaged Property has a probable maximum loss of greater than twenty percent (20%) of the replacement value of the related improvements, calculated using methodology acceptable to a reasonably prudent commercial mortgage lender with respect to similar properties in same area or earthquake zone. If the Mortgaged Property for any Mortgage Loan is located in Florida or within 25 miles of the coast in Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina, then such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and
(ii) 100% of the insurable replacement cost of the improvements located on the related Mortgaged Property. If any Mortgaged Property is, to the Seller's knowledge, a materially non-conforming use or structure under applicable zoning laws and ordinances, then, in the event of a material casualty or destruction, one or more of the following is true: (i) such Mortgaged Property may be restored or repaired to materially the same extent of the use or structure at the time of such casualty; (ii) such Mortgaged Property is covered by law and ordinance insurance in an amount customarily required by reasonably prudent commercial mortgage lenders; or (iii) the amount of hazard insurance currently in place and required by the related Mortgage Loan Documents would generate proceeds sufficient to pay off the subject Mortgage Loan. Additionally, for any Mortgage Loan having a Cut-off Date Principal Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability rating from Standard & Poor's, Moody's or Fitch of not less than A-minus (or the equivalent), or from A.M. Best of not less than "A:V" (or the equivalent). With respect to each Mortgage Loan, the related Mortgage Loan Documents require that the related Borrower or a tenant of such Borrower maintain insurance as described above or permit the Mortgagee to require insurance as described above. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage Loan Documents for each Mortgage Loan provide that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage Loan Documents may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below). To the Seller's actual knowledge, all insurance policies described above are with an insurance carrier qualified to write insurance in the relevant jurisdiction.

         15. Taxes and Assessments. As of the date of origination of the subject Mortgage Loan or November 11, 2000, whichever is later, there were no (and, to the Seller's actual knowledge, as of the Closing Date, there are no) delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

         16. Borrower Bankruptcy. No Mortgaged Property securing a Mortgage Loan is the subject of, and no Borrower under a Mortgage Loan is a debtor in, any state or federal bankruptcy, insolvency or similar proceeding.

         17. Local Law Compliance. To the Seller's knowledge, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report, an endorsement to the related Title Policy, or a representation of the related Borrower at the time of origination of the subject Mortgage Loan, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located, except as described on Schedule C-17, the improvements located on or forming part of, and the existing use of, each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan).

         18. Leasehold Estate Only. If any Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in the subject real property (the "Fee Interest"), then:

         (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

         (b) The related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances, and such Ground Lease provides that it shall remain superior to any mortgage or other lien upon the related Fee Interest;

         (c) The Borrower's interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained); provided that such Ground Lease has not been terminated and all defaults, if any, on the part of the related lessee have been cured;

         (d) The Seller has not received, as of the Closing Date, actual notice that such Ground Lease is not in full force and effect or that any material default has occurred under such Ground Lease, and the lessor under such Ground Lease has been sent notice of the lien evidenced by the Mortgage in accordance with the terms of the Ground Lease;

         (e) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Mortgage Loan. Furthermore, such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

         (f) The mortgagee under such Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

         (g) Such Ground Lease has an original term (or an original term plus options exercisable by the holder of the related Mortgage) which extends not less than twenty (20) years beyond the end of the amortization term of such Mortgage Loan;

         (h) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor;

         (i) Except as described on Schedule C-18(i), under the terms of such Ground Lease and the related Mortgage Loan Documents, taken together, any casualty insurance proceeds, other than de minimis amounts for minor casualties, with respect to the leasehold interest will be applied either: (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon. Under the terms of such Ground Lease and the related Mortgage Loan Documents, taken together, any condemnation proceeds or awards in respect of a total or substantially total taking will be applied first to the payment of the outstanding principal and interest on the Mortgage Loan (except as otherwise provided by applicable law) and subject to any rights to require the improvements to be rebuilt;

         (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender in the lending area where the related Mortgaged Property is located at the time of the origination of such Mortgage Loan;

         (k) The lessor under such Ground Lease is not permitted to disturb the possession, interest or quiet enjoyment of the lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

         (l) Such Ground Lease provides that it may not be amended or modified without the prior consent of the mortgagee under such Mortgage Loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns.

         19. Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a), and the related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8).

         20. Advancement of Funds. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or a tenant at or the property manager of the related Mortgaged Property), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

         21. No Equity Interest, Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, has a shared appreciation feature, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or, except as identified on Schedule C-21, provides for interest-only payments without principal amortization for more than six months or for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue, may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (b) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to the Borrower under the Mortgage Loan or otherwise.

         22. Legal Proceedings. To the Seller's knowledge, as of origination of the Mortgage Loan, there were no, and to the Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits, litigation or other proceedings by or before any court or governmental authority against or affecting the Borrower (or any guarantor to the extent a reasonably prudent commercial or multifamily, as applicable, mortgage lender would consider such guarantor material to the underwriting of such Mortgage Loan) under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for such Mortgage Loan, the Borrower's ability to pay principal, interest or any other amounts due under such Mortgage Loan or the ability of any such guarantor to meet its obligations.

         23. Other Mortgage Liens. Except as otherwise set forth on Schedule C-23 and except for Mortgage Loans secured by residential cooperative properties, none of the Mortgage Loans permits the related Mortgaged Property or any direct controlling equity interest in the related Borrower to be encumbered by any mortgage lien or, in the case of a direct controlling equity interest in the related Borrower, a lien to secure any other debt, without the prior written consent of the holder of the subject Mortgage Loan or the satisfaction of debt service coverage or similar criteria specified therein. To the Seller's knowledge, as of origination of the subject Mortgage Loan, and to the Seller's actual knowledge, as of the Closing Date, except as otherwise set forth on Schedule C-23, and except for cases involving other Mortgage Loans, no Mortgaged Property securing the subject Mortgage Loan is encumbered by any other mortgage liens (other than Permitted Encumbrances) and no direct controlling equity interest in the related Borrower is encumbered by a lien to secure any other debt. Except in the case where the related Mortgaged Property is a residential cooperative property, the related Mortgage Loan Documents require the Borrower under each Mortgage Loan to pay all reasonable costs and expenses related to any required consent to an encumbrance, including reasonable legal fees and expenses and any applicable Rating Agency fees, or would permit the subject mortgagee to withhold such consent if such costs and expenses are not paid by a party other than such mortgagee.

         24. No Mechanics' Liens. To the Seller's knowledge, as of the origination of the Mortgage Loan, and, to the Seller's actual knowledge, as of the Closing Date: (i) each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

         25. Compliance with Usury Laws. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

         26. Licenses and Permits. To the extent required by applicable law, and except as identified on Schedule C-26, each Mortgage Loan requires the related Borrower to be qualified to do business, and requires the related Borrower and the related Mortgaged Property to be in material compliance with all regulations, licenses, permits, authorizations, restrictive covenants and zoning and building laws, in each case to the extent required by law or to the extent that the failure to be so qualified or in compliance would have a material and adverse effect upon the enforceability of the Mortgage Loan or upon the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. To the Seller's knowledge, as of the date of origination of each Mortgage Loan and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related Borrower at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that the originator of the Mortgage Loan customarily performs in the origination of comparable mortgage loans, the related Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

         27. Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool. With respect to any group of cross-collateralized Mortgage Loans, the sum of the amounts of the respective Mortgages recorded on the related Mortgaged Properties with respect to such Mortgage Loans is at least equal to the total amount of such Mortgage Loans.

         28. Releases of Mortgaged Properties. Except as set forth on Schedule C-28A, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon: (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of material portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon: (i) the satisfaction of certain legal and underwriting requirements, (ii) the payment of a release price (in an amount that is, except as otherwise set forth on Schedule C-28B, at least equal to 125% of the allocated loan amount for the released property or parcel) and prepayment consideration in connection therewith or (iii) the delivery of substitute real estate collateral. No release or partial release of any Mortgaged Property, or any portion thereof, expressly permitted pursuant to the terms of any Mortgage Note or Mortgage will constitute a significant modification of the related Mortgage Loan under Treas. Reg. Section 1.860G-2(b)(2).

         29. Defeasance. With respect to any Mortgage Loan that contains a provision for any defeasance of mortgage collateral (a "Defeasance Loan"), the related Mortgage Note or Mortgage provides that the defeasance option is not exercisable prior to a date that is at least two (2) years following the Closing Date and is otherwise in compliance with applicable statutes, rules and regulations governing REMICs; requires prior written notice to the holder of the Mortgage Loan of the exercise of the defeasance option and payment by the Borrower of all related reasonable fees, costs and expenses as set forth below; if the Borrower would continue to own assets in addition to the defeasance collateral, requires, or permits the lender to require, the Mortgage Loan (or the portion thereof being defeased) to be assumed by a single-purpose entity; and requires counsel to provide a legal opinion that the Trustee has a perfected security interest in such collateral prior to any other claim or interest. In addition, each Mortgage Loan that is a Defeasance Loan permits defeasance only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note (or the portion thereof being defeased) when due, and in the case of ARD Loans, assuming the Anticipated Repayment Date is the Maturity Date. To the Seller's actual knowledge, defeasance under the Mortgage Loan is only for the purpose of facilitating the disposition of a Mortgaged Property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages. With respect to each Defeasance Loan, except as set forth on Schedule C-29, the related Mortgage Loan Documents provide that the related Borrower shall (a) pay all Rating Agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions required under the related loan documents, including, if applicable, a REMIC opinion and a perfection opinion and any applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction. Additionally, for any Mortgage Loan having a Cut-off Date Principal Balance equal to or greater than $19,900,000, the Mortgage Loan or the related documents require confirmation from the Rating Agency that exercise of the defeasance option will not cause a downgrade or withdrawal of the rating assigned to any securities backed by the Mortgage Loan and require the Borrower to pay any Rating Agency fees and expenses.

         30. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

         31. Inspection. Except as set forth on Schedule C-31, the Seller, an affiliate of the Seller, or a correspondent in the conduit funding program of the Seller, inspected, or caused the inspection of, each Mortgaged Property securing a Mortgage Loan within twelve (12) months of the Closing Date.

         32. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration under the Mortgage Note or Mortgage for any Mortgage Loan; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Exhibit C.

         33. Due-on-Sale. The Mortgage for each Mortgage Loan contains a "due-on-sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder of such Mortgage, either the related Mortgaged Property, or any direct controlling equity interest in the related Borrower, is transferred or sold, other than by reason of: (i) if the related Mortgaged Property is a residential cooperative property, transfers of stock of the Borrower in connection with the assignment of a proprietary lease for an apartment unit in the related Mortgaged Property by a tenant-shareholder of the Borrower to other persons who by virtue of such transfers become tenant-shareholders in the Borrower; and (ii) in the case of other types of Mortgaged Properties, family and estate planning transfers, transfers of less than a controlling interest in the Borrower, transfers of shares in public companies, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Mortgage Loan, transfers among existing members, partners or shareholders in the Borrower, transfers among affiliated Borrowers with respect to cross-collateralized Mortgaged Loans or multi-property Mortgage Loans, transfers among co-Borrowers or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan. Except in the case where the related Mortgaged Property is a residential cooperative property, the related Mortgage Loan Documents require the Borrower under each Mortgage Loan to pay all reasonable fees and expenses associated with securing the consent or approval of the holder of the related Mortgage for all actions requiring such consent or approval under the related Mortgage, including the cost of counsel opinions relating to REMIC or other securitization and tax issues or require the payment of a specified fee or fees, including a 1% assumption fee that would be applied to pay such fees and expenses.

         34. Single Purpose Entity. Except in cases where the related Mortgaged Property is a residential cooperative property and, further, except as otherwise described on Schedule C-34 hereto, each Mortgage Loan with an original principal balance over $5,000,000.00 requires the related Borrower to be, at least for so long as the Mortgage Loan is outstanding, and to the Seller's actual knowledge, the related Borrower is, a Single-Purpose Entity. For this purpose, "Single-Purpose Entity" means a person, other than an individual, which is formed or organized solely for the purpose of owning and operating the related Mortgaged Property or Properties; does not engage in any business unrelated to such

Mortgaged Property or Properties and the financing thereof; and whose organizational documents provide, or which entity represented and covenanted in the related Mortgage Loan Documents, substantially to the effect that such Borrower (i) does not and will not have any material assets other than those related to its interest in such Mortgaged Property or Properties or the financing thereof; (ii) does not and will not have any indebtedness other than as permitted by the related Mortgage or other related Mortgage Loan Documents;
(iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and
(iv) holds itself out as being a legal entity, separate and apart from any other person. In addition, each Mortgage Loan with a Cut-off Date Principal Balance of $20,000,000 or more, except in cases where the related Mortgaged Property is a residential cooperative property and, further, except as set forth on Schedule C-34, the related Borrower's organizational documents provide substantially to the effect that the Borrower shall: conduct business in its own name; not guarantee or assume the debts or obligations of any other person; not commingle its assets or funds with those of any other person; prepare separate tax returns and financial statements, or if part of a consolidated group, be shown as a separate member of such group; transact business with affiliates on an arm's length basis; hold itself out as being a legal entity, separate and apart from any other person, and such organizational documents further provide substantially to the effect that: any dissolution and winding up or insolvency filing for such entity is prohibited or requires the consent of an independent director or member or the unanimous consent of all partners or members, as applicable; such documents may not be amended with respect to the Single-Purpose Entity requirements without the approval of the mortgagee or rating agencies; the Borrower shall have an outside independent director or member. Except in cases where the related Mortgaged Property is a residential cooperative property, the Seller has obtained, with respect to each Mortgage Loan having a Cut-off Date Principal Balance of $20,000,000 or more, in connection with its origination or acquisition thereof, a counsel's opinion regarding non-consolidation of the Borrower in any insolvency proceeding involving any other party. To the Seller's actual knowledge, each Borrower has fully complied with the requirements of the related Mortgage Note and Mortgage and the Borrower's organizational documents regarding Single-Purpose-Entity status. The organization documents of any Borrower on a Mortgage Loan having a Cut-off Date Principal Balance of $20,000,000 or more that is a single member limited liability company, provide that the Borrower shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of the sole member. Any such single member limited liability company Borrower is organized in jurisdictions that provide for such continued existence, and the Seller has obtained, in connection with its origination or acquisition of the subject Mortgage Loan, an opinion of such Borrower's counsel confirming such continued existence and that the applicable law provides that creditors of the single member may only attach the assets of the member including the membership interests in the Borrower but not the assets of the Borrower.

         35. Whole Loan. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

         36. Tax Parcels. Except as described on Schedule C-36 of this Agreement, each Mortgaged Property constitutes one or more complete separate tax lots containing no other property, or is subject to an endorsement under the related Title Policy insuring same, or an application for the creation of separate tax lots complying in all respects with the applicable laws and requirements of the applicable governing authority has been made and approved by the applicable governing authority and such separate tax lots shall be effective for the next tax year.

         37. ARD Loans. Except as described on Schedule C-37, each Mortgage Loan which is an ARD Loan commenced amortizing on its initial scheduled Due Date, and provides that: (i) its Mortgage Rate will increase by at least two (2) percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven (7) years following the origination of such Mortgage Loan; (iii) no later than the related Anticipated Repayment Date, the related Borrower is required (if it has not previously done so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and (iv) any net cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the scheduled principal and interest payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures.

         38. Security Interests. The security agreements, financing statements or other instruments, if any, related to the Mortgage Loan establish and create, and a UCC financing statement has been filed and/or recorded in all places required by applicable law for the perfection of (to the extent that the filing of such a UCC financing statement can perfect such a security interest), a valid security interest in the personal property granted under such Mortgage (and any related security agreement), which in all cases includes elevators and all Borrower-owned furniture, fixtures and equipment material to the operation and use of the Mortgaged Property as presently operated, and if such Mortgaged Property is a hotel operated by the related Borrower, then such personal property constitutes such portion of the material personal property required to operate the Borrower's business as the Seller considered appropriate in light of its underwriting standards; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien and security interest on the property described therein (subject to the exceptions set forth in Paragraph 13 above), which lien/security interest shall, in the case of (i) elevators at all Mortgaged Properties having the same and (ii) all Borrower-owned furniture, fixtures and equipment at Borrower operated hotel properties, be a first priority lien/security interest except for certain personal property subject to purchase money security interests and personal property leases. In the case of any Mortgage Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC Financing Statements have been filed as necessary, in each case, to perfect a valid first priority security interest in the related revenues with respect to such Mortgaged Property. An assignment of each UCC financing statement relating to the Mortgage Loan has been executed by the Seller in blank which the Purchaser or Trustee, as applicable, or its designee is authorized to complete and to file in the filing office in which such financing statement was filed. Each Mortgage Loan and the related Mortgage (along with any security agreement and UCC financing statement), together with applicable state law, contain customary and enforceable provisions such as to render the rights and remedies of the holders thereof adequate for the practical realization against the personal property described above, and the principal benefits of the security intended to be provided thereby.

         39. Disclosure to Environmental Insurer and Other Matters. If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor impaired property policy, then the Seller:

          (a) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller; and

          (b) has delivered or caused to be delivered to the insurer under such policy copies of all environmental reports in the Seller's possession related to such Mortgaged Property;

in each case to the extent required by such policy or to the extent the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy. If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor impaired property policy, then: (x) all premiums for such insurance have been paid; (y) such insurance is in full force and effect; and (z) (i) an environmental report, a property condition report or an engineering report was prepared that included an assessment for lead based paint ("LBP") (in the case of a multifamily property built prior to 1978), asbestos containing materials ("ACM") (in the case of any property built prior to 1985) and radon gas ("RG") (in the case of a multifamily property) at such Mortgaged Property and (ii) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting such Mortgaged Property, then, except as otherwise described on Schedule C-39, (A) the related Borrower was required to remediate such condition or circumstance prior to the closing of the subject Mortgage Loan, or (B) the related Borrower was required to provide additional security reasonably estimated to be adequate to cure such condition or circumstance, or (C) the related Mortgage Loan documents require the related Borrower to establish an operations and maintenance plan with respect to such condition or circumstance after the closing of such Mortgage Loan. If the Mortgage Loan is listed on Schedule C-12(EI) and the environmental insurance for such Mortgage Loan is not a secured creditor policy but was required to be obtained by the Borrower, then the holder of the Mortgage Loan is entitled to be an additional insured under such policy, all premiums have been paid, such insurance is in full force and effect and, to the Seller's knowledge, the Borrower has made the disclosures and complied with the requirements of clauses
(a) and (b) of this Paragraph 39.

         40. Prepayment Premiums and Yield Maintenance Charges. Prepayment Premiums and Yield Maintenance Charges payable with respect to each Mortgage Loan, if any, constitute "customary prepayment penalties" within meaning of Treas. Reg. Section 1.860G-1(b)(2).

         41. Operating Statements. Except for the Mortgage Loans with an initial principal balance less than $3,000,000, which may only require annual statements, and except as set forth on Schedule C-41, each Mortgage Loan requires the Borrower, in some cases only at the request of the holder of the related Mortgage, to provide the owner or holder of the related Mortgage with at least quarterly and annual operating statements, rent rolls (if there is more than one tenant) and related information (except in cases where the related Mortgaged Property is a residential cooperative property) and annual financial statements, which annual financial statements with respect to each Mortgage Loan with an original principal balance greater than $20 million shall be audited (or prepared and certified) by an independent certified public accountant upon the request of the holder of the related Mortgage.

         42. Servicing Rights. Except as set forth on Schedule C-42 or as otherwise contemplated in this Agreement or the Pooling and Servicing Agreement, no Person has been granted or conveyed the right to service any Mortgage Loan or receive any consideration in connection therewith.

         43. Recourse. Each Mortgage Loan (other than a Mortgage Loan secured by a residential cooperative property) is non-recourse; provided that, except as described on Schedule C-43 or for Mortgage Loans with a Cut-off Date Principal Balance of less than $5,000,000, the Borrower and either a principal of the Borrower or other individual guarantor, with assets other than any interest in the Borrower, is liable in the event of (i) fraud or material misrepresentation, (ii) misapplication or misappropriation of rents, insurance payments, condemnation awards or tenant security deposits, (iii) violation of applicable environmental laws or breaches of environmental covenants or (iv) the filing of a voluntary bankruptcy or insolvency proceeding by the Borrower; and provided, further, that, with respect to clause (iii) of the preceding proviso, an indemnification against losses related to such violations or environmental insurance shall satisfy such requirement. No waiver of liability for such non-recourse exceptions has been granted to the Borrower or any such guarantor or principal by the Seller or anyone acting on behalf of the Seller.

         44. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Purchaser.

         45. Fee Simple or Leasehold Interests. The interest of the related Borrower in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

         46. Servicing. The servicing and collection practices used with respect to each Mortgage Loan in all material respects have met customary standards utilized by prudent commercial mortgage loan servicers with respect to whole loans.

         47. Originator's Authorization To Do Business. To the extent required under applicable law, as of the Mortgage Loan's funding date and at all times when it held such Mortgage Loan, the originator of each Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located, except where the failure to be so authorized does not adversely affect the enforceability of such Mortgage Loan.

         48. No Fraud In Origination. In the origination of the Mortgage Loan, neither the originator nor any employee or agent of the Seller or the originator, participated in any fraud or intentional material misrepresentation with respect to the Borrower, the Mortgaged Property or any guarantor. To the Seller's actual knowledge, no Borrower is guilty of defrauding or making an intentional material misrepresentation to the Seller or originator with respect to the origination of the Mortgage Loan, the Borrower or the Mortgaged Property.

         49. Appraisal. In connection with its origination or acquisition of each Mortgage Loan, the Seller obtained an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to the Seller's actual knowledge, had no interest, direct or indirect, in the Borrower, the Mortgaged Property or in any loan made on the security of the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; to the Seller's knowledge, the appraisal and appraiser both satisfy the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

         50. Jurisdiction of Organization. Each Borrower under a Mortgage Loan was organized under the laws of the United States or the laws of a jurisdiction located within the United States, its territories and possessions.

         51. Borrower Concentration. Except as otherwise specified on Schedule C-51, no single Borrower or group of affiliated Borrowers is/are the obligor(s) under any one or more Mortgage Loans with a Cut-off Date Principal Balance of $50,000,000 or more.

         52. Escrows. All escrow deposits (including capital improvements and environmental remediation reserves) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan Documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the Seller or its agents (which shall include the Master Servicer). All such escrow deposits which are required for the administration and servicing of such Mortgage Loan are conveyed hereunder to the Purchaser.

         53. Access. The Mortgaged Property securing each Mortgage Loan is located on or adjacent to a public road, or has access to an irrevocable easement permitting ingress and egress.

                                  SCHEDULE C-6


                                      NONE

                                  SCHEDULE C-7A


                                      NONE

                                  SCHEDULE C-7B


                                      NONE

                              SCHEDULE C-12(AB/LBP)


                                      NONE

                                SCHEDULE C-12(TS)


107-38 Owners Corp.
128 Sixth Avenue Housing Corporation
219 Clinton St. Housing Corp.
226 W. 11th Owners Corp.
233 Court Housing Corp.
253259 Owners Corp.
264 President Apartment Corp.
279 Prospect Housing Corp.
286 Pacific St. Owners Corp.
370 9th Street Corp.
397 7th Housing Corp.
659 DeGraw Housing Corp.
90 Sterling Place Owners Corp.
City Studios, Inc.
Clint Housing Corporation
Harrison Studios Corp.
Heights Owners Corp.
Three Twenty-Five Cooperative, Inc.

                                SCHEDULE C-12(NU)


                                      NONE

                               SCHEDULE C-12(OLD)


186 E. 2nd Owners Corp. a/k/a 186 East 2nd Owners Corp.
219 Clinton St. Housing Corp.
279 Prospect Housing Corp.
Harrison Studios Corp.
Heights Owners Corp.
Three Twenty-Five Cooperative, Inc.

                                SCHEDULE C-12(MV)


                                      NONE

                                SCHEDULE C-12(EI)


                                      NONE

                                SCHEDULE C-14(A)


                                      NONE

                                SCHEDULE C-14(B)


                                      NONE

                                  SCHEDULE C-17


                                      NONE

                                SCHEDULE C-18(I)


                                      NONE

                                  SCHEDULE C-21


The following loans require payments of interest only through maturity. Principal payments are not required.

315 East 68th Street Corp.
33 Fifth Avenue Owners Corp.
336 West End Avenue Corp.
Cannon Point North, Inc.

                                  SCHEDULE C-23


184 Columbia Heights, Incorporated: $100,000 secured subordinate debt with a 6/1/11 maturity date.

190 East Mosholu Parkway Owners Corp.: $1,295,000 secured subordinate debt with a 5/1/11 maturity date.

220 East 54th Street Owners, Inc.: $500,000 secured subordinate debt with a 7/1/11 maturity date.

310 East 70th St. Apartment Corp.: $500,000 secured subordinate debt with a 7/1/11 maturity date.

315 East 68th Street Corp.: $1,000,000 secured subordinate debt with a 8/1/11 maturity date.

33 Fifth Avenue Owners Corp.: $300,000 secured subordinate debt with a 9/1/11 maturity date.

336 West End Avenue Corp.: $700,000 secured subordinate debt with a 10/1/11 maturity date.

710 West End Owners Corp.: $500,000 secured subordinate debt with a 9/1/11 maturity date.

Cannon Point North, Inc.: $1,000,000 secured subordinate debt with a 6/1/11 maturity date.

Cherry Lane Owners Corp.: $300,000 secured subordinate debt with a 10/1/11 maturity date.

                                  SCHEDULE C-26


                                      NONE

                                 SCHEDULE C-28A


                                      NONE

                                 SCHEDULE C-28B


                                      NONE

                                  SCHEDULE C-29


                                      NONE

                                  SCHEDULE C-31


219 Clinton St. Housing Corp.:      Inspection Report dated 11/13/00
279 Prospect Housing Corp.:         Inspection Report dated 10/24/00
Heights Owners Corp.:               Inspection Report dated 07/07/00

                                  SCHEDULE C-34


                                      NONE

                                  SCHEDULE C-36


                                      NONE

                                  SCHEDULE C-37


                                      NONE

                                  SCHEDULE C-39


                                      NONE

                                  SCHEDULE C-41


                                      NONE

                                  SCHEDULE C-42

                                  SCHEDULE C-43


                                      NONE

                                  SCHEDULE C-51


                                      NONE

                                  EXHIBIT D-1A

                      FORM OF CERTIFICATE OF THE SECRETARY
                     OR AN ASSISTANT SECRETARY OF THE SELLER


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES SERIES 2001-CKN5


                       NATIONAL CONSUMER COOPERATIVE BANK
                              OFFICER'S CERTIFICATE

         I, Steven A. Brookner, hereby certify that I am a duly elected Managing Director/Vice-President of National Consumer Cooperative Bank, a corporation chartered by an act of the United States Congress (the "NCCB"), and further as follows:

         1. Attached hereto is a true and correct copy of each of the charter and bylaws of NCCB, both of which are in full force and effect on the date hereof.

         2. Each person who, as an officer or representative of NCCB, signed the
(i) Pooling and Servicing Agreement (the "POOLING AGREEMENT"), dated as of November 12, 2001, between Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., d/b/a Key Commercial Mortgage, as general master servicer, National Consumer Cooperative Bank, as coop master servicer and coop special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee, (ii) Mortgage Loan Purchase Agreement (the "MLPA"), dated as of November 1, 2001, between Credit Suisse First Boston Mortgage Securities Corp., as purchaser, and NCCB, as seller, (iii) Mortgage Loan Seller Indemnification Agreement (the "INDEMNIFICATION AGREEMENT"), dated as of November 1, 2001 between NCCB, Credit Suisse First Boston Mortgage Securities Corp. and Credit Suisse First Boston Corporation and (iv) the two (2) Guaranty agreements (collectively, the "GUARANTY") dated as of November 1, 2001, each entered into in connection with the issuance of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates Series 2001-CKN5 (the Pooling Agreement, MLPA, Indemnification Agreement and Guaranty are referred to herein, collectively, as the "AGREEMENTS"), and any other document delivered prior hereto or on the date hereof in connection with the Agreements, was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

         3. Attached hereto is a true copy of resolutions of the Board of Directors of NCCB which has not been amended or rescinded but remain in full force and effect on the date hereof.


                                     D-1A-1

         IN WITNESS WHEREOF, I have hereunto signed my name this 13th day of November, 2001.

                                 ---------------------------
                                 Name: Steven A. Brookner
                                 Title: Managing Director/Vice-President

                  I, ______________________________, a[n] [Assistant] Secretary
of NCCB, hereby certify that Steven A. Brookner is a duly elected, qualified and acting Managing Director/Vice-President of NCCB and that the signature appearing above is his genuine signature.

                  IN WITNESS WHEREOF, I have hereunto signed my name this 13th day of November, 2001.

                                 ---------------------------
                                 Name:
                                 Title:










                                     D-1A-2

                                  EXHIBIT D-1B

                        FORM OF CERTIFICATE OF THE SELLER


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CKN5


                CERTIFICATE OF NATIONAL CONSUMER COOPERATIVE BANK



         In connection with the execution and delivery by National Consumer Cooperative Bank ("NCB") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of November 1, 2001 (the "Mortgage Loan Purchase Agreement"), between Credit Suisse First Boston Mortgage Securities Corp. ("CSFBMSC"), as purchaser, and NCB, as seller, and that certain Indemnification Agreement dated as of November 1, 2001 (the "Indemnification Agreement" and, together with the Mortgage Loan Purchase Agreement, the "Agreements"), between NCB, CSFBMSC and Credit Suisse First Boston Corporation, as representative of the Underwriters and as initial purchaser of the Privately Offered Certificates, the undersigned hereby certifies that (i) the representations and warranties of NCB in the Agreements are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, and (ii) NCB has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

         Certified this ______ day of November, 2001.

                                     NATIONAL CONSUMER COOPERATIVE BANK


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:










                                     D-1B-1

                                  EXHIBIT D-2A

       FORM OF OPINION OF ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP,
                           PURSUANT TO SECTION 7(VII)


                                November 13, 2001





Credit Suisse First Boston Mortgage         Wells Fargo Bank Minnesota, N.A.
   Securities Corp.                         11000 Broken Land Parkway
11 Madison Avenue                           Columbia, Maryland 21044
New York, New York 10010

Credit Suisse First Boston Corporation      Moody's Investors Service, Inc.
11 Madison Avenue                           99 Church Street
New York, New York 10010                    New York, New York 10007

Lehman Brothers Inc.                        Standard and Poor's Rating Services
101 Hudson                                  55 Water Street
Jersey City, New Jersey 07302               New York, New York 10041

McDonald Investments, Inc.
800 Superior Avenue
Cleveland, Ohio 44114


        Re: (I) Mortgage Loan Purchase Agreement (the "MLPA") dated as of November 1, 2001, between ---- National Consumer Cooperative Bank, as seller, and Credit Suisse First Boston Mortgage Securities Corp., as purchaser, (II) Pooling and Servicing Agreement (the "PSA"), dated as of --- November 12, 2001, among Credit Suisse First Boston Mortgage Securities Corp., KeyCorp Real Estate Capital Markets, Inc., d/b/a Key Commercial Mortgage, National Consumer Cooperative Bank and Wells Fargo Bank Minnesota, N.A., (III) the Guaranty dated as of November 1, 2001, executed by National Consumer Cooperative Bank (regarding the guarantee of certain buyback obligations) and (IV) the Guaranty dated as of November 1, 2001, executed by National Consumer Cooperative Bank (regarding the guarantee of certain indemnifications obligations) (documents I-IV, collectively, the "Agreements")

Dear Sirs:

         We have acted as counsel to National Consumer Cooperative Bank ("NCCB") in connection with its execution and delivery of the Agreements. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the PSA.

         We have examined copies of the following documents:

               1. the Agreements;


                                     D-2A-1

               2. the National Consumer Cooperative Bank Act (12 U.S.C. 3001 et seq., Pub. L. 95-351), as amended (the "Act");

               3. the officer's certificate delivered pursuant to the MLPA (the "NCCB Certificate");

               4. Mortgage Loan Seller Indemnification Agreement (the "Indemnification Agreement"), dated as of November 1, 2001between National Consumer Cooperative Bank, Credit Suisse First Boston Mortgage Securities Corp., and Credit Suisse First Boston Corporation; and

               5. such other documents, records, certificates and papers as we have deemed necessary and relevant as a basis for this opinion.

         To the extent we have deemed necessary and proper regarding matters of fact, we have, with your approval, relied upon the Act, the certificate of NCCB delivered to us in connection with this opinion and on the representations and warranties of NCCB contained therein, in the Agreements, in the Indemnification Agreement, in the NCCB Certificate and in all other instruments, certificates, and agreements executed by or on behalf of NCCB in connection with the subject transaction, and we have, with your approval, assumed the accuracy of such representations and warranties set forth, an assumption which we have not independently verified. The opinions set forth herein are based solely upon the state of the law and facts existing as of the date hereof.

         In rendering the opinions below, we have assumed with your permission
(i) the due, proper, authorized and complete execution and delivery of all instruments referred to above and to the instruments referred to therein (collectively, the "Documents") by all parties other than NCCB, and that the Documents are valid, binding and enforceable in accordance with their respective terms against such other parties, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as copies, (iv) the authenticity of the original of each document submitted to us as a copy, (v) that all documents submitted to us are complete and the signatures thereon (other than with respect to NCCB) are genuine, (vi) that there are no other agreements or understandings among the parties that modify the terms of the Documents or the respective rights or obligations of the parties to the Documents, (vii) that there has been no mutual mistake of fact with respect to the Documents or the transactions contemplated thereunder, and (viii) that you have not received notice of defects, defenses, claims or other material information which would impact on the below opinions.

         Based upon and subject to the foregoing, we are of the opinion that:

         (1) NCCB is a corporation chartered by an act of the United States Congress, is duly organized, validly existing and in good standing under the laws of the United States and is qualified to transact business in, and is in good standing under the laws of, the State of New York or is otherwise exempt from such qualification.

         (2) NCCB has the corporate power and authority to engage in the transactions contemplated by the Agreements and the Indemnification Agreement, and all requisite corporate power and authority to execute and deliver the Agreements and the Indemnification Agreement and to perform and observe the terms and conditions thereof.


                                     D-2A-2

         (3) The Agreements and the Indemnification Agreement and the consummation by NCCB of the transactions contemplated by the Agreements and the Indemnification Agreement have been duly authorized by NCCB, and the Agreements and the Indemnification Agreement have been duly executed and delivered by NCCB.

         (4) The Agreements are legal, valid and binding agreements enforceable against NCCB in accordance with their respective terms. This opinion regarding the legality, validity, binding effect and enforceability of the Agreements means that (a) the Agreements constitute effective contracts under applicable law and (b) the Agreements are not invalid in their entirety because of a specific statutory prohibition or public policy, nor are the Agreements subject in their entirety to contractual defenses arising out of the terms of the Agreements. However, this opinion does not mean that any particular remedy for which provision is made in the Agreements will be available upon a material default, or that every provision of the Agreements will be upheld or enforced in any particular circumstance by a court, but, subject to the qualifications and assumptions set forth herein, such unavailability or unenforceability will not substantially interfere with realization of the practical benefits and/or security provided thereby. Furthermore, the validity, binding effect and enforceability of the Agreements may be limited or otherwise affected by the matters described below.

         (5) The Agreements and the Indemnification Agreement and the consummation by NCCB of the transactions contemplated by the Agreements and the Indemnification Agreement do not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the organizational documents of NCCB or any New York state or federal statute or federal law or regulation applicable to NCCB. To the best of our knowledge, without independent inquiry, the Agreements and the Indemnification Agreement and the consummation by NCCB of the transactions contemplated by the Agreements and the Indemnification Agreement do not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, any indenture or other agreement or instrument to which NCCB is a party or by which it is bound, or any order of any state or federal court, regulatory body, administrative agency or governmental body having jurisdiction over NCCB

         (6) To the best of our knowledge, no consent, approval, authorization or order of any New York state or federal court or governmental agency or body is required for the consummation by NCCB of the transactions contemplated by the terms of the Agreements or the Indemnification Agreement.

         (7) To the best of our knowledge, without independent inquiry, there are no actions, suits, proceedings or investigations pending or threatened against or affecting NCCB which, if adversely determined, individually or in the aggregate, would materially adversely affect NCCB's ability to perform its obligations under the Agreements or the Indemnification Agreement.

         Without limiting the qualifications set forth herein, we express no opinion as to (i) title to the real or personal property described in and encumbered by the respective Mortgage Loan Documents relating to the Mortgage Loans, and this opinion in no way relates to the title of the mortgagors thereunder or to the perfection or priority of the lien attempted to be granted by the Mortgage Loan Documents or the effect of the due recording of such Mortgage Loan Documents or the failure to cause such Mortgage Loan Documents to be recorded, (ii) the perfection or priority of any lien or security interest,
(iii) compliance or non-compliance by NCCB or any other person or entity with federal or state

                                     D-2A-3
securities laws (including, without limitation, the Securities Act of 1933, the Trust Indenture Act of 1939 and the Investment Company Act of 1940) or (iv) the classification and treatment of the Mortgage Loans and any proceeds therefrom for purposes of federal and state income tax matters.

         The opinions expressed above are subject to the following qualifications in addition to those set forth herein:

          A. the enforceability of the Agreements in accordance with their respective terms is subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally; the enforceability of the Agreements in accordance with their terms is subject to general principles of equity (whether or not such enforceability is considered in a proceeding in equity or at law);

          B. the enforceability of the Agreements in accordance with their respective terms may be limited by the effect of standards of good faith, fair dealing and reasonableness which may be applied by a court to the exercise of certain rights and remedies;

          C. our opinions, as they relate to the enforceability of rights to indemnify, may be limited by state or federal laws or the public policy underlying such laws;

          D. we express no opinion as to the enforceability of any provisions in the Agreements purporting to restrict access to legal or equitable remedies, to establish evidentiary standards, to waive defenses, to waive or modify service of process requirements under applicable laws, or to control the determination of venue for any legal or equitable proceedings that may arise in connection therewith; and

          E. we express no opinion as to the validity or binding effect or the enforceability of any provision in the Agreements which purports to require payment of interest after default at a rate in excess of a rate which a court would determine under applicable law to be commercially reasonable and not a penalty.

         We are members of the Bar of the State of New York. The foregoing opinion is limited to the laws of the State of New York and, as to matters of federal jurisprudence, the laws of the United States of America. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any other laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency, and the opinions expressed herein do not encompass any matters related to or implicated by, or the enforcement of any remedies in, any other country or jurisdiction.

                [Remainder of this page intentionally left blank]






                                     D-2A-4

         This opinion letter is furnished to you solely for your benefit and for the benefit of your successors and assigns, and may not be relied upon by, nor may copies be delivered to, any other person or entity without our prior written consent. Finally, we do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that might hereafter come or be brought to our attention.

                                            Very truly yours,

































                                     D-2A-5

                                  EXHIBIT D-2B

       FORM OF OPINION OF ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP,
                          PURSUANT TO SECTION 7(VIII)


                                November 13, 2001



Fitch, Inc.                                    McDonald Investments, Inc.
One State Street                               800 Superior Avenue
New York, New York  10004                      Cleveland, Ohio 44114

Standard and Poor's Ratings Services           Wells Fargo Bank Minnesota, N.A.
55 Water Street                                11000 Broken Land Parkway
New York, New York  10041                      Columbia, Maryland 21044

Credit Suisse First Boston Mortgage            Lehman Brothers Inc.
   Securities Corp.                            101 Hudson
11 Madison Avenue                              Jersey City, New Jersey 07302
New York, New York 10010

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York 10010

         Re: Mortgage Loan Purchase Agreement between National Consumer Cooperative Bank and Credit Suisse First Boston Mortgage Securities Corp. dated as of November 1, 2001


Dear Sirs:

         We have acted as counsel to National Consumer Cooperative Bank ("NCCB" or the "Bank") with respect to (i) a Mortgage Loan Purchase Agreement (the "MLPA" or the "Agreement") between NCCB and Credit Suisse First Boston Mortgage Securities Corp. ("CSFB" or the "Purchaser"), dated as of November 1, 2001 and
(ii) a Pooling and Servicing Agreement (the "Pooling Agreement") between NCCB, CSFB, KeyCorp Real Estate Capital Markets, Inc., ORIX Real Estate Capital Markets, LLC and Wells Fargo Bank Minnesota, N.A. dated as of November 12, 2001. Any capitalized terms which are not expressly defined herein shall have the meaning ascribed to them in the MLPA or the Pooling Agreement.

         Pursuant to the MLPA, NCCB has agreed to sell, and CSFB has agreed to purchase, certain mortgage loans specified therein (the "Mortgage Loans" or the "NCCB Loans"). The MLPA provides that upon payment of the purchase price set forth therein title to the NCCB Loans shall pass to CSFB. The consideration payable to NCCB for the Mortgage Loans consists of (i) cash and (ii) all of the Class A-Y Certificates issued pursuant to the Pooling Agreement. The Class A-Y Certificates bear


                                     D-2B-1
interest at a rate, and based upon a notional amount, as more particularly described in the Pooling Agreement.

         Concurrently with the execution of the MLPA and the Pooling Agreement, CSFB, as depositor, will transfer the NCCB Loans into a trust established under the Pooling Agreement for the benefit of the holders of a series of pass-through certificates to be issued pursuant to the Pooling Agreement.

         The Pooling Agreement provides that NCCB is to act as master servicer and special servicer for certain of the NCCB Loans (in these capacities, NCCB will be referred to herein as the "Coop Master Servicer" and "Coop Special Servicer"; and the NCCB Loans that are to be serviced by NCCB, either as Coop Master Servicer or Coop Special Servicer, will be referred to herein, collectively, as the "NCCB Coop Loans"). NCCB's Servicing Fee as Coop Master Servicer will be payable monthly on a loan-by-loan basis from interest received, will accrue at a rate of 0.10% per annum, and will be computed on the same basis as the related NCCB Coop Loan on the Stated Principal Balance of such NCCB Coop Loan. Additional servicing compensation in the form of (i) any and all Net Default Charges accrued with respect to a Performing Mortgage Loan, (ii) 50% of any and all Net Assumption Application Fees, Net Application Fees, modification fees, extension fees, consent fees, waiver fees and fees paid in connection with defeasance, (iii) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees, (iv) any and all Prepayment Interest Excesses and (v) other customary charges, in each case only to the extent actually paid by the related Borrower, shall be retained by NCCB in its capacity as Coop Master Servicer.

         NCCB as Coop Special Servicer shall receive, among other compensation, a Special Servicing Fee with respect to each Specially Serviced Loan at a rate of 0.25% per annum computed on the same basis as the related NCCB Coop Loan on the Stated Principal Balance of such NCCB Coop Loan.

         Neither the MLPA nor the Pooling Agreement provides for a termination, revocation or avoidance of any transfer of the NCCB Loans by NCCB to CSFB or provides for the retention by NCCB of any interest whatsoever in the NCCB Loans, except that, in the event that there exists any Material Document Defect or Material Breach with respect to any NCCB Loan, NCCB is required , pursuant to the terms of the MLPA and Pooling Agreement, to cure such Material Document Defect or Material Breach or repurchase such NCCB Loan at the Purchase Price.

         You have requested our opinion as to whether, in a case under the United States Bankruptcy Code (Title 11, U.S.C.) in which the Bank is the debtor, a court would hold that the transfer of the Mortgage Loans by the Bank to the Purchaser in the manner set forth in the Agreement would constitute an absolute transfer of the Mortgage Loans, rather than a borrowing by the Bank secured by the Mortgage Loans.

         We have assumed that the Bank is eligible to be a debtor in a case under the Bankruptcy Code. This opinion is based solely upon the documents described in this opinion and our examination of such matters of law as we have deemed necessary for purposes of rendering the opinions set forth herein.

         We have examined copies of the following documents:


                                     D-2B-2

         1. the MLPA;

         2. the Pooling Agreement; and

         3. such other documents, records, certificates and papers as we have deemed necessary and relevant as a basis for this opinion.

         To the extent we have deemed necessary and proper regarding matters of fact not within our knowledge, we have relied without independent investigation upon representations and warranties contained in the certificate of an officer of the Bank provided to us, and in the MLPA, the Pooling Agreement and in all other instruments, certificates, and agreements executed by or on behalf of NCCB in connection with the subject transaction. The opinions set forth herein are based solely upon the state of the law and facts existing as of the date hereof.

         In rendering the opinions below, we have assumed (i) the due, proper, authorized and complete execution and delivery of all instruments referred to above and to the instruments referred to therein (collectively, the "Documents") by all parties other than NCCB, and that the Documents are valid, binding and enforceable in accordance with their respective terms against such other parties; (ii) the genuineness of all signatures on the Documents, except those on behalf of NCCB; (iii) that all copies of the Documents conform to the originals thereof; (iv) that all Documents which were to have been recorded were properly recorded and the title policies issued in connection therewith, if any, properly reflect all recording information and the correct status of the matters set forth therein and that all required mortgage taxes and recording charges have been paid in full; and (v) that you have not received notice of defects, defenses, claims or other material information which would impact on the below opinions.

         We have not examined the Mortgage Loan Documents, and we express no opinion concerning the conformity of any of the Mortgage Loan Documents to the requirements of the MLPA.

         Based on the considerations set forth above, we have assumed the following, without investigation:

         A. The Bank will have been the sole owner of the Mortgage Loans with full right and authority to sell the same, free and clear of any and all pledges, liens, security interests, claims, participation interests or other equities or encumbrances of any nature.

         B. Each Mortgage Note will have been endorsed in a manner which satisfies any requirement of endorsement in order to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note. Each assignment of a Mortgage will be in recordable form and will be sufficient to effect the assignment of and transfer to the assignee thereunder the benefits of the assignor, as mortgagee or assignee thereof, under each Mortgage to which such assignment relates.

         C. No Mortgage Loan Document will reflect any interest which is inconsistent with the sale and transfer of the Mortgage Loans by the Bank to the Purchaser as provided in the MLPA.


                                     D-2B-3

         D. The amount of the consideration received by the Bank upon the sale of the Mortgage Loans to the Purchaser pursuant to the MLPA constituted reasonably equivalent value and fair consideration for the Mortgage Loans sold, being fair market value arrived at on an arm's length basis.

         E. No fraud, mistake, breach of covenant or illegality on the part of any party to the MLPA affecting any Mortgage Loan or otherwise in connection with any transaction contemplated by the MLPA will have occurred.

         F. No party to the MLPA has taken or will have taken prior to the Closing Date any action which is unreasonable, arbitrary or capricious, or which has not been in good faith or in a commercially reasonable manner, in enforcing or attempting to enforce or performing or attempting to perform any of its rights or obligations under any Mortgage Loan or the MLPA or the Pooling Agreement.

         G. The MLPA, the Pooling Agreement and all related documents evidence the intention by the Bank and the Purchaser to effectuate an absolute transfer of the Mortgage Loans. There is not, and will not be, any other agreement between or among the Bank and the Purchaser, that supplements or otherwise modifies the intention of such parties, as expressed in the MLPA and the Pooling Agreement, and the agreements specifically referred to therein.

         H. The Bank has an appropriate business reason for selling the Mortgage Loans, as provided in the MLPA and the Pooling Agreement, rather than obtaining a secured loan with the Mortgage Loans as collateral.

         I. The Bank will not have any right to modify or alter the terms of the sale of the Mortgage Loans to the Purchaser.

         J. The price to be paid for the Mortgage Loans by the Purchaser to the Bank will be paid in full at the time of the sale pursuant to the MLPA, and no agreement or arrangement will exist which permits the modification of the consideration for the Mortgage Loans subsequent to the date of the sale. The Bank will have no right or obligation to repurchase any Mortgage Loan after such sale, except: (i) in the event of a Material Document Defect or Material Breach with respect to a Mortgage Loan, the Bank will be required, pursuant to the terms of the MLPA and the Pooling Agreement, to cure or repurchase such Mortgage Loan; (ii) in the event that an NCCB Coop Loan becomes a Specially Designated Defaulted Mortgage Loan, the Bank as Coop Special Servicer will have the right but not the obligation to purchase such loan; and (iii) the Bank may, at its option, elect to purchase all of the Loans and each REO Property remaining in the Trust Fund by giving written notice to the Trustee and the other parties to the Pooling Agreement within 60 days prior to the anticipated date of purchase provided that the aggregate Stated Principal Balances of the Mortgage Pool is less that 1.00% of the Initial Pool Balance.

         K. Under generally accepted accounting principles, the Bank will report its transfer of the Mortgage Loans to the Purchaser, pursuant to the MLPA, as a sale of all its right, title and interest in and to the Mortgage Loans (excluding only its right to collect the Master Servicing Fee and the Special Servicing Fee, if appropriate). The Bank also will so report the transfer in all filings and reports with any applicable regulatory agencies. For federal income tax purposes, the Bank will treat the transfer of the Mortgage Loans to the Purchaser as a sale of all its right, title and interest in and to the

                                     D-2B-4

Mortgage Loans (excluding only its right to collect the Master Servicing Fee and the Special Servicing Fee, if appropriate).

         L. The Bank will take no action which is inconsistent with the Purchaser's ownership of the Mortgage Loans.

         M. As reflected in the MLPA and the Pooling Agreement, the Bank intends to relinquish, in the sale of the Mortgage Loans, all rights to possess, control and monitor the Mortgage Loans, except to the extent necessary to facilitate the performance of its obligations in its capacity as Coop Master Servicer or Coop Special Servicer with respect to the NCCB Coop Loans under the MLPA, and except with respect to its right to collect the Master Servicing Fee and the Special Servicing Fee. Promptly after the closing date, there will be filed in the appropriate recording offices, the assignments of the Mortgages by the Bank to the Purchaser, as and to the extent required under the MLPA. The respective obligations of the Bank and the Purchaser under the MLPA will be customary in the industry for the type of transaction contemplated. The Master Servicing Fee to be paid to the Coop Master Servicer is substantially equivalent to fees currently charged for providing comparable services to the industry, and constitutes adequate compensation which would fairly compensate a substitute servicer should one be required, including the profit which would be demanded in the marketplace. Under the Pooling Agreement, the Coop Master Servicer may be terminated as Coop Master Servicer and a substitute servicer may be appointed upon the happening of an event of default or certain other specified events.

         N. The Bank will have no obligation to the Purchaser with respect to the Mortgage Loans except for the obligations of the Bank under the MLPA, and as Coop Master Servicer and Coop Special Servicer under the Pooling Agreement, and the Purchaser has no other recourse or right of chargeback to the Bank with respect to the Mortgage Loans.

                                  SALE ANALYSIS

         In considering the opinions expressed below, it should be understood that, to our knowledge, there is no directly controlling statute or regulation or judicial precedent. In addition, certain judicial decisions which we have examined may be viewed as inconsistent with those opinions. Furthermore, in determining whether a sale would be characterized as a sale or a loan, courts have expressed divergent views on both the nature of the inquiry that a court should make as well as the significance of a variety of factual elements.

         In making a determination of whether the transfer of rights to payment, such as notes secured by real property, is an absolute sale or a secured borrowing, courts have examined "all the facts and circumstances surrounding the transactions at issue." In re Golden Plan, 829 F.2d 705, 709 (9th Cir. 1986). Accord, Major's Furniture Mart v. Castle Credit Corp., 602 F.2d 538, 544 (3rd Cir. 1979). The courts which have addressed this issue have weighed a number of factors in reaching their decisions, including the transfer of the risk of loss, the transfer of the opportunity for gain, the manner in which the interest rate received by the transferee is determined, the intent of the parties, the form of the transaction, whether the transferor continues to service the transferred loans, and whether the transfer is recorded.

         Of these various factors, one of the most important is the transfer of the risk of loss; that is, whether the credit risk that the notes will not be paid by the obligors has been shifted from the transferor of the notes to the transferee. See, e.g., In re The Woodson Co., 813 F.2d 266, 271-72 (9th

                                     D-2B-5

Cir. 1987); Golden Plan, 829 F.2d at 709-10; Major's Furniture Mart, 602 F.2d at 545; McVay v. Western Plains Corp., 823 F.2d 1395, 1399 (10th Cir. 1987).

         Courts have held that the risk of loss is not shifted to the transferee if the transferee has full recourse to the transferor in the event the obligors on the notes fail to make the required payments. E.g., Woodson Co.; Major's Furniture Mart; In re Executive Growth Investments, 40 B.R. 417 (Bankr. C.D. Cal. 1984). In certain circumstances, limited recourse, if such limited recourse is substantial, has been held to mean that the risk of loss has not been shifted. E.g., In re S.O.A.W. Enterprises, 32 B.R. 279 (Bankr. W.D. Tex. 1983) (70% recourse with guaranties); In re Hurricane Elkhorn Coal Corp. II, 19 B.R. 69 (Bankr. W.D. Ky. 1982) (20% recourse), aff'd in part & rev'd in part, 32 B.R. 737 (W.D. Ky. 1983), aff'd, 763 F.2d 188 (6th Cir. 1985).

         The MLPA transfers the Bank's interests in the Mortgage Loans to the Purchaser without recourse to the Bank. As discussed below, if obligors on the Mortgage Loans fail to make the required payments, any resulting losses will be borne ultimately by the Certificateholders, not the Bank. In similar circumstances, the courts have found that the transferor no longer bears the risk of loss. E.g., Golden Plan.

         The Bank does have certain limited obligations with respect to the Mortgage Loans, but these obligations should not be significant enough to conclude that the risk of loss remains with the Bank. The Bank is obligated to repurchase Mortgage Loans which, in breach of the Bank's representations and warranties, do not have specified attributes. This obligation is designed to ensure that the Mortgage Loans in fact have the attributes which the Bank, as seller, represented they have. This obligation does not relate to defaults by the obligors. Accordingly, the repurchase obligations of the Bank should not be significant enough to conclude that the risk of loss remains with the Bank. But see McVay, 832 F.2d at 1398-99 (required repurchases of mortgages may in certain unspecified circumstances indicate that the risk of loss remained with transferor and that the transaction is not an absolute sale).

         In addition, in certain limited circumstances, the Bank, in its capacity as Coop Master Servicer, is required to advance funds (a) so that the Certificateholders will not suffer an interruption in anticipated distributions on the Certificates and (b) to pay certain collection expenses. These advances will be made only if the Coop Master Servicer believes that it will be reimbursed from specified future collections on the NCCB Coop Loans. The Coop Master Servicer's right to reimbursement has priority over payments to the Certificateholders. These advances do not constitute a form of recourse, but rather affect merely the timing of distributions to the Certificateholders. Thus, if there are any losses, they will ultimately be borne by the Certificateholders, not the Coop Master Servicer. See also Golden Plan, 829 F.2d at 709-10 (advances consistent with outright sale).

         A second important factor considered by the courts is whether the opportunity for gain or loss, that is, the risk that the value of the obligations transferred will fluctuate due to changes in the market, has been shifted from the transferor to the transferee. If the opportunity for gain or loss has been so shifted, the transaction is more likely to be characterized as an absolute sale. See, e.g., In re Bellanca Aircraft Corp. (56 B.R. 339, 374-76 (Bankr. D. Minn. 1985) (aircraft), aff'd on this ground & rev'd on others, 850 F.2d 1975 (8th Cir. 1988).

         The Bank has no interest in the Mortgage Loans, except in its role as Coop Master Servicer and Coop Special Servicer. Furthermore, the Bank has no right to obtain the return of the


                                     D-2B-6

Mortgage Loans except pursuant to the limited repurchase obligations described above. Accordingly, any change in the market value of the Mortgage Loans will not be for the benefit or detriment of the Bank.

         A third important consideration is the manner in which the interest rate received by the transferee is determined. Woodson, 813 F.2d at 272. In Woodson, the court ruled the transfer of mortgage notes was a secured borrowing because, inter alia, the interest rate received by the transferees varied by between one and six percent from the rate on the mortgage notes, and the transferees' interest rate was based on the rate at which the transferor could borrow funds. 813 F.2d at 272. See also S.O.A.W. Enterprises, 32 B.R. at 282 (secured loan where inter alia transferees received an interest rate higher than that on transferred mortgage notes). Here, the Certificateholders will receive all interest payments made on the Mortgage Loans, except that a reasonable servicing fee will be paid to the Bank as compensation for servicing the NCCB Coop Loans, as discussed above. (The Bank, as Coop Master Servicer, will also receive certain additional charges under the NCCB Coop Loans, as additional servicing compensation.) The interest rates on the Mortgage Loans are based on the current market rates for comparable mortgage loans at the time of origination of such Mortgage Loans. The rate of return on each Mortgage Loan is not based on the rate at which the Bank could obtain a secured loan.

         A fourth important factor is the form of the transaction. While substance is more important than form, Major's Furniture Mart, 602 F.2d at 543, the courts, particularly in the area of assignment of mortgages, have looked closely at the form of the transaction. See, e.g., Golden Plan, 829 F.2d at 709; In re Columbia Pacific Mortgage, 20 B.R. 259 (Bankr. W.D. Wash. 1981); In re Lemons Associates, Inc., 67 B.R. 198 (Bankr. D. Nev. 1986). See also In re Bevill, Bresler & Schulman Asset Management Corp., 67 B.R. 557, 596-98 (D.N.J.
1986) (form very important in determining whether repurchase agreement was sale or secured loan, particularly where parties to agreement were sophisticated).

         The MLPA uses the form and language of sales transactions. For accounting and tax purposes, the Bank will treat the transfer as an absolute sale. Except for the repurchase obligations (and the limited advance obligations as Coop Master Servicer discussed above), the Bank has no duty to satisfy the obligations to the Purchaser using its own funds. Instead, payments will be received from funds generated by the Mortgage Loans. See In re Evergreen Valley Resort, 23 B.R. 659, 661 (Bankr. D. Me. 1982) (secured loan if transferor can use any source of funds to pay transferees rather than expected repayment from obligors.)

         After the sale pursuant to the MLPA, the Bank will have very few rights with respect to the Mortgage Loans. Except for the repurchase obligations described above, the Bank has no liability with respect to the Mortgage Loans. Other than with respect to the Master Servicing Fee and the Special Servicing Fee, the Bank has no right to payment from collections on the Mortgage Loans. The rights the Bank retains with respect to the Mortgage Loans relate primarily to the mechanics of administration: the right to receive notices, certain control over the enforcement of payment obligations on behalf of the Trustee, and other similar rights. These types of rights do not carry with them the economic benefits or burdens of ownership.

         A fifth important consideration is the intent of the parties. E.g., In re Armando Gerstel, Inc., 65 B.R. 602, 604-05 (S.D. Fla. 1986); In re Candy Lane Corp., 38 B.R. 571, 575-77 (Bankr. S.D.N.Y. 1984). The MLPA provides that it is intended that the transfer of the Mortgage Loans by the


                                     D-2B-7

Bank to the Trustee be an absolute sale rather than a secured borrowing. The factors discussed above with respect to the form and structure of the transaction are further evidence of this intent.

         Sixth, some courts have indicated that if the transferor is the servicer of the transferred loans, or if the transfer is not recorded, then the transfer is more likely to be characterized as a secured borrowing. E.g., In re Mid Atlantic Fund, 60 B.R. 604 (Bankr. S.D.N.Y. 1984); In re Alda Commercial Corp., 327 F. Supp. 1315 (S.D.N.Y. 1971). Other courts have rejected this view. E.g., Woodson, 813 F.2d at 272 (fact that transferor services mortgage loans is consistent with absolute sale). Here, the Bank is servicing the NCCB Coop Loans. However, all assignments of the Mortgages will be recorded, the notes will be endorsed and the Trustee will maintain possession of the Mortgage Documents on behalf of the Certificateholders.

         Section 541(d) of the Bankruptcy Code provides:

         Property in which the debtor holds, as of the commencement of the case, only legal title and not an equitable interest, such as a mortgage secured by real property, or an interest in such a mortgage, sold by the debtor but as to which the debtor retains legal title to service or supervise the servicing of such mortgage or interest, becomes property of the estate under subsection (a) (1) or (2) of this section only to the extent of the debtor's legal title to such property, but not to the extent of any equitable interest in such property that the debtor does not hold.

         In enacting Section 541(d), Congress stated that its intention was to "confirm the current status. . . of bona fide secondary mortgage market transactions as the purchase and sale of assets. Mortgages or interests in mortgages sold in the secondary market should not be considered as part of the debtor's estate." S. Rep. No. 989, 95th Cong., 2d Sess. 83-84 (1978) In particular, Congress wanted to be sure that sales of mortgage loans would not be challenged by "trustees asserting that a sale of mortgages is a loan from the purchaser to the seller." 124 Cong. Rec. S17,413 (daily ed. Oct. 6, 1978). Accordingly, Congress made it clear that several factors were "irrelevant": the fact that the transferor performed the servicing, the fact that the assignments of mortgages were not recorded and the notes not endorsed, and the fact that the transferor retained possession of the notes and mortgages. The transactions contemplated by the MLPA and the Pooling Agreement are bona fide secondary mortgage market transactions which should be protected by the principles underlying Section 541(d), particularly where, as here, in fact the assignments were recorded, the notes endorsed and possession of the notes and mortgages have been transferred to the Trustee.

         We are aware of the decision in Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.), 995 F.2d 948, 957 (10th Cir.), cert. denied, 114 S. Ct. 554 (U.S. 1993), in which the Tenth Circuit held that "because, under
Article 9 [of the Uniform Commercial Code], a sale of accounts is treated as if it creates a security interest in the accounts, accounts sold by a debtor prior to filing for bankruptcy remain property of the debtor's bankruptcy estate." We do not believe, however, that this case would be controlling with respect to the sale of the Mortgage Loans. First, the Octagon case involved the sale of accounts; we do not believe that the court's reasoning, even if correct with respect to accounts, applies with equal force to the sale of mortgage loans, the effect and recordation of which is ordinarily governed primarily by state real property laws and not the UCC. Second, the Octagon decision appears to be at variance with many of the authorities cited above. Third, the Octagon decision


                                     D-2B-8
is not binding on courts outside the Tenth Circuit. We note that the Bank's principal place of business, and its principal assets, are located outside the Tenth Circuit.

         We are also aware of the decision in In re Dias, 24 B.R. 542, 545 (Bankr. D. Idaho 1982), in which the Court relied on Section 541(a)(6) of the Bankruptcy Code to invalidate an assignment that was absolute under state law. This statement by the bankruptcy court was arguably dicta, but in any event, the better-reasoned view is that put forth by the United State Court of Appeals for the Fifth Circuit in In re Louisiana World Exposition, 832 F.2d 1391, 1401 (5th Cir. 1987): Section 541(a)(6) "does not give the bankrupt's estate property the debtor would not own if it were solvent."

         Based on and subject to the foregoing, as well as the further qualification that there is no definitive judicial authority confirming the correctness of the analysis, we are of the opinion that, should the Bank become the debtor in a case under the Bankruptcy Code, if the matter were properly briefed and presented to a court, the court would hold that the transfer of the interests of the Bank in the Mortgage Loans to the Purchaser in the manner set forth in the MLPA would constitute a sale of the Mortgage Loans and not a borrowing by the Bank secured by the Mortgage Loans, so that the Mortgage Loans, the payments thereunder and proceeds therefrom, would not be property of the Bank's bankruptcy estate pursuant to Section 541(a) of the Bankruptcy Code, and the Certificateholders' rights to the Mortgage Loans (and the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code.

         We note that the Bank's rights to compensation as Coop Master Servicer and Coop Special Servicer may be property of the Bank's estate should the Bank become a debtor. The automatic stay of Section 362(a) may apply to prohibit any acts to obtain possession of or exercise control over such property. We note also that the court may, on an interim basis, impose a temporary or preliminary stay with respect to the Mortgage Loans in order to afford itself time to ascertain the facts and apprise itself of the law. See, e.g., In re Leisure Dynamics, 33 B.R. 171 (Bankr. D. Minn. 1983) (letter of credit).


                [Remainder of this page intentionally left blank]






                                     D-2B-9

         We do not express any opinion herein as to any matter not governed by the federal laws of the United States of America and New York State Law. This opinion is solely for benefit of the addressees and may not be relied upon or used by, circulated, quoted, or referred to, nor any copies hereof be delivered to, any other person without our prior written approval, provided, however, that the opinion may be delivered to any person when required by law or any regulatory authority. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                       Very truly yours,




















                                    D-2B-10

                                  EXHIBIT D-2C

       FORM OF LETTER OF ROBINSON SILVERMAN PEARCE ARRONSOHN & BERMAN LLP,
                            PURSUANT TO SECTION 7(IX)


                                November 13, 2001



Credit Suisse First Boston Mortgage             Lehman Brothers, Inc.
   Securities Corp.                             110 Hudson Street
11 Madison Avenue                               Jersey City, New Jersey 07302
New York, New York 10010

Credit Suisse First Boston Corporation          McDonald Investments, Inc.
11 Madison Avenue                               800 Superior Avenue
New York, New York 10010                        Cleveland, Ohio 44114


         Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2001-CKN5


Ladies and Gentlemen:

         We have acted as special counsel to National Consumer Cooperative Bank ("NCCB") in connection with the Pooling and Servicing Agreement ("POOLING AND SERVICING AGREEMENT") dated as of November 12, 2001, among Credit Suisse First Boston Mortgage Securities Corp., as Depositor (the "DEPOSITOR"), KeyCorp Real Estate Capital Markets, Inc., d/b/a Key Commercial Mortgage, as General Master Servicer, ORIX Real Estate Capital Markets, LLC, as General Special Servicer, NCCB, as Coop Master Servicer and Coop Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee, and in connection with the Mortgage Loan Purchase Agreement (the "NCCB MLPA") dated as of November 1, 2001, between NCCB, as Seller, and the Depositor, as Purchaser. We have also acted as special counsel to and NCB Capital Corporation ("NCBCC") in connection with the Mortgage Loan Purchase Agreement (the "NCBCC MLPA") dated as of November 1, 2001, between NCBCC, as Seller, and the Depositor, as Purchaser. The NCCB MLPA and the NCBCC MLPA are referred to herein, collectively, as the "LOAN PURCHASE AGREEMENTS." This letter is delivered to you at the request of NCCB and NCBCC pursuant to the Loan Purchase Agreements.

         We understand that the Certificates to be issued by the Depositor pursuant to the Pooling and Servicing Agreement are divided into classes. The Certificates of Classes A-1, A-2, A-3, A-4, B, C, D and E (collectively, the "PUBLICLY OFFERED CERTIFICATES") will be sold to the Depositor, Credit Suisse First Boston Corporation ("CSFB"), Lehman Brothers, and McDonald Investments as Underwriters (in such capacity, collectively, the "UNDERWRITERS") pursuant to an Underwriting Agreement (the "UNDERWRITING AGREEMENT") dated November 1, 2001, and pursuant to the Certificate Purchase Agreement ("CERTIFICATE PURCHASE AGREEMENT") dated November 1, 2001, between the Depositor and CSFB. The Publicly Offered Certificates will be offered for sale to the public pursuant to a prospectus dated October 22, 2001 ("BASE PROSPECTUS"), as supplemented by a prospectus supplement


                                     D-2C-1
dated November 1, 2001 ("PROSPECTUS SUPPLEMENT" and along with the Base Prospectus, the "PROSPECTUS"). The Certificates of Classes F, G, H, J, K, L, M, N, O, A-X and A-CP (collectively, the "PRIVATELY OFFERED CERTIFICATES" and, along with the Publicly Offered Certificates, the "Certificates") will be sold to CSFB pursuant to the Certificate Purchase Agreement. CSFB will offer the Privately Offered Certificates pursuant to a confidential offering circular dated November 1, 2001 (the "CONFIDENTIAL OFFERING CIRCULAR"). Capitalized terms not otherwise defined herein are defined as set forth in the Underwriting Agreement or the Pooling and Servicing Agreement, as applicable.

         The purpose of our professional engagement was to advise with respect to legal matters and not to determine or verify facts. Many of the determinations involved in the preparation of the Prospectus Supplement and the Confidential Offering Circular were factual. We have not independently verified, do not make any representation as to, and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus Supplement or the Confidential Offering Circular.

         In connection with the delivery of this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Prospectus, the Confidential Offering Circular, the Loan Purchase Agreements, the Pooling and Servicing Agreement, and other such documents and records as we have deemed relevant or necessary as the basis for the views expressed in this letter. We have obtained such certificates from and made such inquiries of officers and other representatives of NCCB and NCBCC as we have deemed relevant or necessary as the basis of the views expressed in this letter. We have relied upon and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the views expressed in this letter are based.

         We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Loan Purchase Agreements and the Pooling and Servicing Agreement and underlying the assumptions set forth below or that are otherwise factually relevant to the opinions expressed in this letter, (ii) the legal capacity of natural persons,
(iii) the genuineness of all signatures (except for the signatures of officers of NCCB and NCBCC) and the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as certified conformed or photostatic copies, (v) the due authorization by all necessary action, and the due execution and delivery, of each of the Loan Purchase Agreements and the Pooling and Servicing Agreement by the parties thereto and the constitution of each of the Loan Purchase Agreements and the Pooling and Servicing Agreement as the legal, valid and binding obligations of each party thereto, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, and similar laws relating to or affecting the enforceability of creditors' rights generally, the effect of general equitable principals (in equity or at law), and the availability of equitable remedies,
(vi) the compliance with the relevant provisions of each of the Loan Purchase Agreements and the Pooling and Servicing Agreement by the parties thereto, (vii) the conformity, to the requirements of each of the Loan Purchase Agreements and the Pooling and Servicing Agreement, of the Mortgage Loan Documents delivered to the Depositor by NCCB and NCBCC, as the case may be, (viii) the absence of any agreement that supplements or otherwise modifies the agreements expressed in each of the Loan Purchase Agreements and the Pooling and Servicing Agreement, and (ix) the conformity of the text of each document filed with the Securities Exchange Commission through the EDGAR system to the printed documents


                                     D-2C-2
reviewed by us. In rendering this letter, we do not express any view concerning the laws of any jurisdiction other than the federal laws of the United States of America.

         In the course of acting as special counsel to NCCB and NCBCC we have responded to inquiries from time to time by their respective closing coordinators, reviewed title insurance commitments and surveys and prepared most of the loan documents for a majority of the Mortgage Loans (as defined in the Loan Purchase Agreements) originated by NCCB and NCBCC. In addition, we have participated in the preparation of the Prospectus Supplement and the Confidential Offering Circular and, although we assume no responsibility for the accuracy and completeness of the Prospectus Supplement or the Confidential Offering Circular, based upon such participation but without independent review or verification, nothing has come to our attention which causes us to believe that, as of their respective dates or as of the Closing Date, either the Prospectus Supplement or the Confidential Offering Circular contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion as to (i) the financial statements and related notes, financial, statistical and accounting data and supporting schedules included therein or other information of that nature contained in or omitted from the Prospectus Supplement or the Confidential Offering Circular, or (ii) information contained in the computer diskette or the CD-ROM accompanying the Prospectus Supplement which we assume, but have not verified, does not vary from and is not different in any way from the information contained in the Prospectus Supplement. In that connection, we advise you that we have, as to materiality, relied to the extent we deemed appropriate on the judgment of officers and other representatives of NCCB and NCBCC and their affiliates. In addition, in that connection we call to your attention that, with your knowledge and consent, we have not (except as described above) examined or otherwise reviewed any of the Mortgage Files in connection with the transactions contemplated by the Pooling and Servicing Agreement and the Loan Purchase Agreements, any particular documents contained in such files or any other documents with respect to the Mortgage Loans.

         In basing our opinions and other matters set forth herein "to our knowledge," or words of similar import, the words "to our knowledge," or such words of similar import signify that, in the course of our representation of NCCB and NCBCC in the transactions contemplated by the Loan Purchase Agreements, the Prospectus Supplement and the Confidential Offering Circular and inquiry of the lawyers within our firm familiar with the transactions contemplated by such documents, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters set forth herein are not accurate. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. All opinions set forth herein are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.

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                                     D-2C-3

This letter is solely for the benefit of the addressees and may not be relied upon or used by, circulated, filed with any governmental authority or other regulatory agency, quoted or referred to, nor may copies hereof be delivered to, any other person (except to the parties involved in the Transactions and their respective counsel as part of the closing set related to the Transactions) without our prior written approval. We disclaim any obligation to update this letter for events occurring or coming to our attention after the date hereof, notwithstanding that such changes may affect the views or beliefs expressed in this letter.

                                              Very truly yours,




















                                     D-2C-4